UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Education Realty Trust, Inc.
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March 29, 2018

Dear Stockholder,

I would like to extend a personal invitation for you to join us at the 2018 Annual Meeting of Stockholders, which will be held on Wednesday, May 9, 2018, at 8:00 a.m. Central Daylight Time at the company's headquarters, located in Memphis, Tennessee. The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the annual meeting.

In accordance with the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are pleased to continue our practice of furnishing proxy materials to our stockholders over the Internet. Accordingly, on or about March 29, 2018, we will mail to our stockholders (other than those stockholders who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all stockholders of record and beneficial owners will have the ability to access all of our proxy materials referred to in the Notice of Internet Availability of Proxy Materials on the Internet website cited therein and in the accompanying Proxy Statement. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself of this option.

Your vote is important. Whether you can or cannot attend the 2018 Annual Meeting of Stockholders, I encourage you to vote. Please complete, sign and return your proxy card or give your proxy authorization over the Internet or by telephone prior to the meeting so that your shares will be represented and voted.

Sincerely,
Randy Churchey
Chief Executive Officer and
Chairman of the Board of Directors

2

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are hereby invited to attend the 2018 Annual Meeting of Stockholders of Education Realty Trust, Inc.

WHEN	8:00 a.m. Central Daylight Time on May 9, 2018.

WHERE	The company's headquarters, which are located at 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120.

ITEMS OF BUSINESS
• To elect seven directors to serve until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualify (Proposal 1);
• To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2);
• To approve, in an advisory (non-binding) vote, the compensation of our named executive officers (Proposal 3); and
• To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE	Stockholders of record as of the close of business on March 9, 2018 will be entitled to notice of and to vote at the 2018 Annual Meeting of Stockholders.

VOTING BY PROXY OR PROXY AUTHORIZATION
Education Realty Trust, Inc., on behalf of its Board of Directors, is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the 2018 Annual Meeting of Stockholders. Please see the Notice of Internet Availability of Proxy Materials for information about giving your proxy authorization over the Internet or by telephone. You may also request a paper proxy card to submit your vote by mail if you prefer. If you subsequently decide to vote at the meeting, information about revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign and return each proxy card that you receive or give your proxy authorization over the Internet or by telephone to ensure that each of your shares are represented and voted.

RECOMMENDATIONS	The Board of Directors recommends that you vote “FOR” each nominee for director; “FOR” Proposal 2; and “FOR” Proposal 3.

By Order of the Board of Directors,

March 29, 2018 Memphis, Tennessee

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on May 9, 2018
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 are available at http://www.edrtrust.com/proxy

4

999 South Shady Grove Road, Suite 600
Memphis, Tennessee 38120
(901) 259-2500
_______________________________________

PROXY STATEMENT FOR THE
2018 ANNUAL MEETING OF STOCKHOLDERS
_______________________________________

This Proxy Statement is furnished by Education Realty Trust, Inc., a Maryland corporation, on behalf of its Board of Directors for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our,” the "Company" or “EdR” refer to Education Realty Trust, Inc.

INFORMATION ABOUT THE ANNUAL MEETING

When and Where is the Annual Meeting?

The Annual Meeting will be held at 8:00 a.m. Central Daylight Time on May 9, 2018. The Annual Meeting will be held at the company's headquarters, which are located at 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120.

What proposals will be voted upon at the Annual Meeting?

There are three proposals scheduled for a vote at the Annual Meeting:

1.	To elect seven directors to serve until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualify (Proposal 1);

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2); and

3.	To approve, in an advisory (non-binding) vote, the compensation of our Named Executive Officers ("NEOs") (Proposal 3).

As of the date of this Proxy Statement, we are not aware of any additional matters that will be presented for consideration at the Annual Meeting.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the seven nominees named herein to serve on the Board of Directors;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	“FOR” the approval of the compensation of our NEOs.

Will our directors be in attendance at the Annual Meeting?

We encourage, but do not require, our directors to attend annual meetings of stockholders. All of our then-incumbent directors attended the 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting").

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we are now primarily furnishing proxy materials to our stockholders over the Internet rather than mailing printed copies of those materials to each stockholder. Only stockholders of record at the close of business on March 9, 2018 will be entitled to notice of and to vote at the Annual Meeting. On or about March 29, 2018, we expect to send most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions regarding how to access our proxy materials, including this Proxy Statement and our Annual Report to stockholders (the “Annual Report”) for the 2017 fiscal year. The Notice of Internet Availability of Proxy Materials also contains instructions regarding how to access the proxy card and give your proxy authorization to vote your shares over the Internet or by telephone. This process is designed to expedite stockholders’ receipt of our proxy materials, lower the cost of the Annual Meeting and conserve natural resources.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of our proxy materials. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting these materials which are included in the Notice of Internet Availability of Proxy Materials. If you previously elected to receive a printed or electronic copy of our proxy materials, which we also expect to distribute on or about March 29, 2018, you will continue to receive these materials by mail or electronic mail until you elect otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

At the Annual Meeting, seven persons will be considered for election to serve on our Board of Directors until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualify. Directors are elected by a majority of the votes cast at the Annual Meeting once a quorum is present, except in the case of a contested election where a plurality of votes cast is required once a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. There are no family relationships between any of the members of our Board of Directors and any of our executive officers.

William J. Cahill, III has served on the Board of Directors since January 2005 and has informed the Company of his intent to resign effective February 22, 2018. Mr. Cahill has served as a member of our Nominating and Corporate Governance Committee and as Chairman of our Compensation Committee. The retirement of Mr. Cahill is in accordance with the Company’s mandatory retirement policy and is not the result of any disagreement with the Company, the Board of Directors or management on any matter relating to the Company’s operations, policies or practices.

Set forth below is a brief biography of each director nominee.

Current Director Nominees

Randall L. Churchey, age 57, joined the Company as President and Chief Executive Officer in January 2010. He was elected Chairman and Chief Executive Officer in January 2015. Mr. Churchey is also a member of the Board of

Directors of MedEquities Realty Trust, a publicly-traded healthcare real estate investment trust ("REIT") (NYSE: MRT).

In 2008, Mr. Churchey was interim Chief Executive Officer of Great Wolf Resorts, Inc., a publicly-traded family entertainment company (NYSE: WOLF), and was a member of its Board of Directors from 2005 until its sale in 2012. He was President and Chief Executive Officer and a member of the Board of Directors of Golden Horizons, the nation's second largest senior care company, from 2006 to 2007.

From 2005 to 2007, Mr. Churchey was a member of the Company's Board of Directors. From 2004 until its sale in 2008, Mr. Churchey served on the Board of Trustees of Innkeepers USA Trust, a publicly-traded REIT (NYSE: KPA). He served as President, Chief Operating Officer and a director of RFS Hotel Investors, Inc., a publicly-traded hotel REIT (NYSE: RFS), from 1999 until its sale in 2003. From 1997 to 1999, he was Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, Inc., a publicly-traded hotel REIT (NYSE: FCH).

Mr. Churchey is a member of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). He also holds a Certified Public Accountant license (inactive).

John V. Arabia, age 48, has served as a member of our Board of Directors since March 2014 and is a member of our Investment Oversight Committee and Chairman of our Nominating and Corporate Governance Committee. Mr. Arabia has served as the President and Chief Executive Officer of Sunstone Hotel Investors Inc., a publicly-traded lodging REIT (NYSE: SHO) since January 2015 and previously served as Sunstone’s President from February 2013 to January 2015, and as the company's Chief Financial Officer and Executive Vice President of Corporate Strategy from April 2011 to February 2013. In February 2014, Mr. Arabia was appointed to Sunstone’s Board of Directors. Prior to joining Sunstone, he was a Principal and a Managing Director at Green Street Advisors, Inc. beginning in 1997. Prior to joining Green Street, he was a Consulting Manager at EY Kenneth Leventhal in the firm’s West Coast Lodging Consulting practice. He is a Director of the American Hotel and Lodging Association (AH&LA) and is a member of its Industry Real Estate Financing Advisory Counsel (IREFAC). Mr. Arabia received a Certified Public Accountant certificate from the State of Illinois. He earned his M.B.A. in Real Estate and Accounting from University of Southern California and B.S. in Hotel Administration from Cornell University.

Kimberly K. Schaefer, age 52, Ms. Schaefer joined our Board of Directors in January 2016 and serves on our Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. Ms. Schaefer has over twenty years of experience in the hospitality industry. From January 2009 until September 2015, Ms. Schaefer served as the Chief Executive Officer of Great Wolf Resorts, Inc., a publicly-traded family entertainment company (NYSE: WOLF). Prior to being appointed the Chief Executive Officer of Great Wolf Resorts, Inc., Ms. Schaefer served as its Chief Operating Officer from 2005 to 2009 and its Chief Brand Officer from 2004 to 2005. From 1997 until 2004, Ms. Schaefer served as Senior Vice President of Operations of The Great Lakes Companies, Inc., the predecessor company of Great Wolf Resorts, Inc. Since February 2009, Ms. Schaefer has been a member of the Board of Directors of Great Wolf Resorts, Inc. and sits on the Board of Trustees for Edgewood College Business School. Ms. Schaefer received a Bachelor of Science degree in Accounting from Edgewood College in Madison, Wisconsin and is a Certified Public Accountant (inactive).

Howard A. Silver, age 63, has served as a member of our Board of Directors since February 2010. He is the Chairman of our Investment Oversight Committee and is a member of our Compensation Committee and our Audit Committee. In addition, Mr. Silver is our lead independent director. Mr. Silver has served as a director and Chairman of the Audit Committee of Jernigan Capital (NYSE: JCAP), a publicly listed mortgage REIT that lends to the self-storage industry since 2015. Mr. Silver also serves on the Compensation Committee and Nominating and Governance Committee of Jernigan Capital. Mr. Silver has also served as a director and Chairman of the Audit Committee of Cole Office and Industrial REIT (CCIT III), an office and industrial REIT that is publicly registered, non-traded REIT since July 2016. Mr. Silver served as a director and Chairman of the Audit Committee of Landmark Apartment Trust of America, Inc., a multi-family REIT that was publicly registered, but non-traded, from January 2014 until it was sold in January 2016. Mr. Silver served as a director of CapLease, Inc. (NYSE: LSE), a public triple net lease REIT, from March 2004 to 2013, when the company was sold, and was the lead independent director, Chairman of the Audit Committee and a member of the Nomination and Investment Committees. From December 2004 until the sale of the company to a private equity firm in May 2012, Mr. Silver served as a director of Great Wolf Resorts, Inc., a publicly-traded family entertainment company, where he served as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. From May 1994 until October 2007, Mr. Silver held various executive positions with Equity Inns, Inc., a NYSE-listed REIT (NYSE:ENN), which was sold to Whitehall Global Real Estate Funds. At the time of the sale, Mr. Silver was the President and Chief Executive Officer and was also a director of Equity Inns. He had previously held the positions of Chief Operating Officer, Executive Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of Equity Inns. From 1992 until 1994, Mr. Silver served as Chief Financial Officer of Alabaster Originals, L.P., a fashion jewelry wholesaler. Mr. Silver holds a Certified Public Accountant license (inactive) and was employed by Ernst & Young LLP from 1987 to 1992 and by Coopers & Lybrand L.L.P. from 1978 to 1986.

John T. Thomas, age 51, has served as a member of our Board of Directors since October 2016. He is a member of our Compensation Committee and Investment Oversight Committee. Since August 2013, Mr. Thomas has served as President, Chief Executive Officer and Trustee of Physicians Realty Trust (NYSE: DOC). Mr. Thomas was the Executive Vice President-Medical Facilities Group for Health Care REIT Inc. (NYSE: HCN) from January 2009 to July 2012. From July 2012 to July 2013, Mr. Thomas was self-employed as a healthcare consultant and lawyer. Prior to HCN, Mr. Thomas served as President, Chief Development Officer and Business Counsel of Cirrus Health from August 2005 to December 2008, where he led efforts to acquire and manage four hospitals and an endoscopy center, as well as efforts to develop other facilities. From October 2000 to July 2005, he served as Senior Vice President and General Counsel for Baylor Health Care System in Dallas, Texas. As General Counsel for Baylor Health Care System, he was responsible for legal and government affairs. He was also Co-Founder and Chairman of the Coalition for Affordable and Reliable Healthcare, a national coalition to reform medical malpractice laws through federal legislation. From April 1997 to October 2000, he served as General Counsel and Secretary for Unity Health System, a five hospital division of the Sisters of Mercy Health System in St. Louis, MO, where he oversaw legal affairs for the healthcare delivery system and its operating subsidiaries.

Thomas Trubiana, age 66, has served as President and a member of our Board of Directors since January 2015. He served as our Chief Investment Officer from 2007 to 2014. He is also a member of the National Multifamily Housing Council Executive Committee. Prior to that, Mr. Trubiana served as Senior Vice President of Development of EDR Development LLC, our development company, from February 2005 until December 31, 2006. From June 2004 until joining us in February 2005, Mr. Trubiana was a financial advisor to Eagle Strategies Corporation. Mr. Trubiana was CEO and President of American Campus Communities, Inc. from July 1997 until October 2003, the period of significant growth prior to its initial public offering. Prior to serving as CEO of American Campus Communities, Mr. Trubiana served as Chief Operating Officer for Cardinal/Lexford Realty Services where he was responsible for the significant increase in value of the company's portfolio of 530 owned apartment communities. Mr. Trubiana began his career as a resident assistant at our predecessor, Allen & O’Hara, in 1972 and was promoted to General Manager, Regional Manager and finally Director of Development before leaving Allen & O’Hara in 1987. Mr. Trubiana received both his B.S. in Marketing and M.B.A. from West Virginia University.

Wendell W. Weakley, age 63, has served as a member of our Board of Directors since May 2007 and is the Chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee and our Investment Oversight Committee. Mr. Weakley is the President and Chief Executive Officer of the University of Mississippi Foundation. Prior to joining the Foundation in July 2006, he was with PricewaterhouseCoopers LLP (“PwC”) from August 1976 to June 2006. Mr. Weakley was an audit partner with PwC serving public clients in the manufacturing, distribution and retail sectors in the Memphis, Dallas and Tampa offices during his career. As an audit manager, he also served a two-year international tour of duty with PwC. He served as the Office Managing Partner for the Memphis office of PwC as well as the audit and industry leader in the Dallas/Ft. Worth market for PwC. He was also a Regional Risk Management partner for PwC. Mr. Weakley holds a Certified Public Accountant license in Tennessee and Mississippi.

Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of EdR’s operational and organizational structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•
Mr. Churchey: The Board of Directors considered his over 20 years of service as a senior executive officer of publicly-traded real estate companies, including REITs, and his current service as our Chief Executive Officer and determined that his vast experience in the real estate industry and his direct involvement and understanding of the ongoing operations of EdR facilitate the Board of Directors in its evaluation of our strategic initiatives and operational performance.

•
Mr. Arabia: The Board of Directors considered his more than 20 years of experience in the real estate and hospitality industries, including his experience and current position as a senior executive of a publicly-traded REIT where he plays a significant role in the portfolio management and strategic planning processes, and determined that his extensive experience and leadership skills provide a significant benefit as Chairman of our Nominating and Corporate Governance Committee, as a member of our Investment Oversight Committee and to our Board of Directors as a whole.

•
Ms. Schaefer: The Board of Directors considered her more than 20 years of experience in the hospitality industry in operational and leadership roles, and determined that her extensive experience provides a significant benefit to our Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee, and to our Board of Directors as a whole.

•
Mr. Silver: The Board of Directors considered his more than 30 years of service as a senior executive officer and director of publicly-traded real estate companies, including REITs, and his experience in the field of public accounting and determined that his prior experience in leading a publicly-traded REIT and expertise in public accounting, strategic planning and public company executive compensation matters significantly benefit our Compensation and Audit Committees and his chairmanship of the Investment Oversight Committees and our Board of Directors in the fulfillment of their respective duties. Mr. Silver also serves as lead independent director.

•
Mr. Thomas: The Board of Directors considered his extensive experience in the real estate industry, including his current role as the Chief Executive Officer of a publicly-traded REIT, and determined that his experience provides a substantial benefit to the Company in his capacity as the new Chairman of the Compensation Committee following Mr. Cahill's retirement, a member of the Investment Oversight Committees and our Board of Directors as a whole.

•
Mr. Trubiana: The Board of Directors considered his more than 30 years of experience in the student housing industry, in addition to service as our current President and former Chief Investment Officer, and determined that his extensive experience and leadership skills provide a significant benefit to our Board of Directors.

•
Mr. Weakley: The Board of Directors considered his more than 30 years of experience in public accounting and his leadership of a non-profit corporation responsible for investing and distributing proceeds for the benefit of a major public university, and determined that his extensive expertise in the field of accounting and his leadership skills facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in his capacity as Chairman of the Audit Committee and as a member of our Board of Directors. Mr. Weakley is also a member of the Investment Oversight Committee and Nominating and Corporate Governance Committee.

The Board of Directors recommends a vote “FOR” each nominee named above.

CORPORATE GOVERNANCE

Director Independence

As required by the listing standards of the New York Stock Exchange ("NYSE"), a majority of the members of a listed company’s board of directors must qualify as independent as affirmatively determined by the company's board of directors. Consistent with SEC rules, the NYSE listing standards and our Corporate Governance Guidelines, our Board of Directors reviews all relevant transactions or relationships between each director and EdR, our senior management and our independent registered public accounting firm. During this review, the Board of Directors considers whether there are any transactions or relationships between directors or any member of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and EdR, senior management and our independent registered public accounting firm. The Board of Directors consults with EdR’s corporate counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.”

As a result of this review, our Board of Directors affirmatively determined that the following five of our seven current directors are independent within the meaning of applicable SEC rules, NYSE listing standards and our Corporate Governance Guidelines: Messrs. Arabia, Silver, Thomas and Weakley and Ms. Schaefer. Mr. Churchey, our Chief Executive Officer, and Mr. Trubiana, our President, are not independent, as defined by the applicable rules, as each is an executive officer of EdR.

Board and Committee Meetings; Attendance

EdR encourages, but does not require, its directors to attend annual meetings of stockholders. Messrs. Arabia, Cahill, Churchey, Silver, Trubiana and Weakley and Ms. Schaefer attended the 2017 Annual Meeting of Stockholders. The Board of Directors held six meetings during 2017. Each member of the Board of Directors attended at least 83% of all board meetings and 100% of all committee meetings for committees on which the director served. In addition, our independent directors conduct regularly scheduled executive sessions without the presence of non-independent directors or management. Mr. Silver, as lead independent director, serves as the Chairman for and presides over these executive sessions of the independent directors.

Board Committees

The Board of Directors has established the following four standing committees that have certain responsibilities for our governance and management:

•	Audit Committee,

•	Compensation Committee,

•	Nominating and Corporate Governance Committee and

•	Investment Oversight Committee.

The Board of Directors has adopted charters for each of these committees, all of which can be found on the Investor Relations page of our corporate website at www.edrtrust.com under the caption “Corporate Governance.” EdR will also provide a copy of these charters to any person, free of charge, upon written request to EdR. For contact information, please see “Additional Information—Whom should I contact if I have any questions?” below.

The Board of Directors has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the NYSE listing standards applicable to members of the Audit Committee as well as the Audit Committee independence standards established by the SEC. The Board of Directors also has determined that Mr. Weakley, the Audit Committee Chairman, and Mr. Silver, are each an “audit committee financial expert” as defined by the rules of the SEC. In addition, the Board of Directors has determined that each member of the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the applicable independence requirements of the NYSE listing standards.

The current membership of and information about the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Oversight Committee are set forth below. All members of these committees are independent within the meaning of the NYSE listing standards.

Committee, Current Members and Number of Meetings Held	Key Committee Functions
Audit Committee Current Members: Mr. Weakley (Chairman) Ms. Schaefer Mr. Silver 5 Meetings in 2017
• appoints our independent registered public accounting firm, oversees their work and reviews the scope of the audit to be conducted by them as well as the results of their audit;
• reviews the scope of our internal system of controls and appraises our financial reporting activities and the accounting standards and principles followed;
• reviews and discusses with management and the independent registered public accounting firm various topics and events that may have a significant financial impact on our business, and reviews and discusses with management major financial risk exposure and steps that management has taken to monitor and control such exposure;
• reviews the adequacy and effectiveness of our internal controls, internal audit procedures and disclosure controls and procedures as well as management’s reports thereon; and
• reviews and approves all transactions with related persons pursuant to our Related Party Transactions Policy.

Compensation Committee Current Members: Mr. Thomas (Chairman) Ms. Schaefer Mr. Silver 4 Meetings in 2017
• sets compensation for our Chief Executive Officer based upon an evaluation of his performance in light of goals and objectives determined by the Compensation Committee;
• sets the compensation for our other NEOs after receiving the recommendations of the Chief Executive Officer;
• reviews, approves and recommends to the Board of Directors any change in non-employee director compensation;
• reviews other compensatory and benefit plans pertaining to our executives and employees;
• retains the advice of a compensation consultant, outside legal counsel or other advisor as the Committee deems appropriate; and
• oversees the administration of our incentive compensation plans.

Nominating and Corporate Governance Committee Current Members: Mr. Arabia (Chairman) Ms. Schaefer Mr. Weakley 4 Meetings in 2017
• identifies, screens and recommends outstanding individuals who qualify to serve as members of the Board of Directors and recommends to the Board of Directors the director nominees for election or re-election by our stockholders at each annual meeting of stockholders;
• reviews and makes recommendations to the Board of Directors regarding our corporate governance principles, including the structure, composition and functioning of the Board of Directors and all committees thereof, oversight by the Board of Directors of management actions and reporting duties of management; and
• reviews procedures for meetings of the Board of Directors, including the appropriateness and adequacy of the information supplied to directors prior to and during meetings of the Board of Directors.

Investment Oversight Committee Current Members: Mr. Silver (Chairman) Mr. Arabia Mr. Thomas Mr. Weakley 5 Meetings in 2017
• reviews and evaluates significant acquisitions, dispositions and development projects that are individually in the amount of $50 million before the transaction is presented to the full Board of Directors;
• reviews and evaluates any new investments below $50 million that are not consistent with the Company’s current strategy or portfolio;
• meets, to the extent the Committee deems necessary or appropriate, with officers and employees of the Company and with the Company’s legal counsel, investment bankers or financial advisors in furtherance of its objectives; and
• makes regular reports to the Board of Directors.

Audit Committee Matters

The Audit Committee has been appointed by the Board of Directors to oversee the accounting, reporting and financial practices and legal compliance of EdR. The Audit Committee has general responsibility for the oversight of the accounting and financial processes of EdR, including oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and independence of our auditors, the performance of our internal audit function and independent auditors and the preparation of the Audit Committee Report. A more detailed discussion of the responsibilities with regard to our financial statements and the Committee’s interactions with our independent registered public accounting firm is provided under the caption “Audit Committee Report” below.

Compensation Committee Matters

The Compensation Committee acts on behalf of the Board of Directors to establish the compensation packages of the NEOs of EdR and to provide oversight of EdR’s compensation program. In addition, the Compensation Committee also reviews the compensatory and benefit plans available to our executive officers and employees and administers our incentive compensation plans. The Compensation Committee may not delegate its authority to approve executive compensation or equity awards, except to subcommittees comprised solely of Compensation Committee members. A more detailed discussion of the Compensation Committee’s primary processes for establishing and overseeing executive compensation, including the role of executive officers in determining or recommending executive compensation, is provided under the caption “Compensation Discussion and Analysis – Compensation Program Philosophy, Practices and Procedures – Procedures for Compensation Decisions” below.

To facilitate the fulfillment of its duties, the Compensation Committee has sole authority to retain outside advisors, including compensation consultants, to assist the Compensation Committee with executive compensation matters. Additionally, the Compensation Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. The Compensation Committee periodically examines REITs of comparable organizational size and market capitalization and collects compensation data from such companies in order to assess the appropriateness and composition of the compensation packages for our NEOs. In October 2011 and every other year thereafter to date (in October of 2013, 2015 and 2017), the Compensation Committee engaged FPL Associates, L.P. (“FPL”) for the specific purpose of conducting a competitive benchmarking analysis by preparing a peer group compensation study which the Compensation Committee used as a basis to modify, with the assistance of FPL, the long-term incentive programs and to make additional modifications to EdR’s broader executive compensation program. In the interim years (2014 and 2016), the Compensation Committee has engaged FPL for an update on market trends that could impact compensation decisions. In addition, FPL also advised the Compensation Committee on the design of the compensation program for EdR’s non-employee directors. A more detailed discussion of FPL’s role in assisting the Compensation Committee with respect to 2017 compensation matters is provided under the caption “Compensation Discussion and Analysis – Compensation Program Philosophy, Practices and Procedures – Independent Compensation Consultant” below.

Non-Employee Director Compensation

It is the role of the Compensation Committee, on behalf of the Board of Directors, to review, approve and recommend to the Board of Directors any changes to the compensation of our non-employee directors. The Board of Directors and the Compensation Committee believe that director compensation should fairly compensate directors for the work required by publicly-traded REITs of comparable organizational size and market capitalization as EdR, that the compensation should align the directors’ interests with the long-term interest of stockholders and that the structure of the compensation should be simple, transparent and easy for stockholders to understand.

Additional details of 2017 non-employee director compensation are provided under “2017 Director Compensation” below.

During 2017, the compensation of our non-employee directors was based upon the following:

Annual Cash Retainer for each member of the Board of Directors	$48,000
Annual Cash Retainer for each Member of Audit Committee	$17,000
Annual Cash Retainer for each Member of the Compensation Committee, Nominating and Corporate Governance Committee and Investment Oversight Committee	$7,000
Annual Cash Retainer for the Chairman of Audit Committee	$17,500
Annual Cash Retainer for the Chairman of each of the Compensation Committee, Nominating and Corporate Governance Committee and Investment Oversight Committee	$10,000
Annual Cash Retainer for the Lead Independent Director	$15,000
Annual Grant of Common Stock for each Non-Employee Director	$80,000

Mr. Churchey, our Chief Executive Officer, was elected Chairman of the Board of Directors in 2015 and does not receive any compensation in his capacity as Chairman of the Board of Directors. Mr. Trubiana, our President, does not receive any compensation in his capacity as director.

We reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on the Board of Directors.

Equity Ownership Guidelines

The Compensation Committee has adopted the Education Realty Trust, Inc. Equity Ownership Guidelines (the “Guidelines”), which were most recently updated in March 2016. The Guidelines apply to the NEOs and non-employee directors of the Company. The Compensation Committee believes that our NEOs and directors should acquire and maintain a material equity position in EdR to promote (i) the further alignment of the interests of such individuals and EdR’s stockholders, (ii) the creation of value for EdR’s stockholders and (iii) the accountability of such individuals for the performance of EdR. Specifically, the revised Guidelines require that, within five years from the date on which the NEOs or non-employee director became subject to the Guidelines, such individuals must satisfy the following ownership requirements:

•	Chief Executive Officer: 85,000 shares of common stock;

•	President: 40,000 shares of common stock;

•	Executive Vice President/Chief Financial Officer: 18,000 shares of common stock;

•	Executive Vice President/Chief Operating Officer: 18,000 shares of common stock;

•	Senior Vice President/Chief Accounting Officer: 3,000 shares of common stock; and

•	Non-Employee Directors: 5,000 shares of common stock.

For purposes of the Guidelines, vested and unvested equity awards that are subject only to time-based vesting restrictions and that have been granted pursuant to the various equity incentive compensation plans of EdR will count toward the satisfaction of an individual’s ownership requirement. The Compensation Committee administers the Guidelines and annually reviews each individual’s progress toward achieving his or her requirement under the Guidelines. To promote compliance with the Guidelines, the Compensation Committee may (i) require that vested and unvested equity awards granted pursuant to the various equity incentive compensation plans of the Company contain provisions that require compliance with the Guidelines and/or (ii) impose any other consequences upon a participant who does not comply with the Guidelines, including, but not limited to, making payments of compensation otherwise payable in cash payable in shares of common stock.

As of March 9, 2018, all of the NEOs except Ms. Mackie and all non-employee directors except Mr. Thomas were in compliance with the Guidelines. Ms. Mackie must be in compliance with the Guidelines by June 1, 2020. Mr. Thomas must be in compliance with the Guidelines by September 28, 2021.

Nominating and Corporate Governance Committee Matters

Director Nominations Process

The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility of reviewing and recommending nominees for membership on the Board of Directors. Though EdR has no formal policy addressing diversity, the Nominating and Corporate Governance Committee and Board of Directors believe that diversity is important in the composition of our Board of Directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Accordingly, pursuant to its committee charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers in its review of director nominees factors such as values and disciplines, ethical standards, age, gender, race, culture, expertise, background and skills, all in the context of an assessment of the perceived needs of the Board of Directors at that point in time. Other characteristics, including but not limited to, the director nominee’s material relationships with EdR, time availability, service on other boards of directors and their respective committees or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee are also reviewed for purposes of determining a director nominee’s qualifications.

Candidates for director, including incumbent directors, are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition and perceived needs of the Board of Directors, the operating requirements of EdR and the long-term interests of EdR’s stockholders. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, based on applicable NYSE listing standards, applicable SEC rules and regulations, our Corporate Governance Guidelines and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates but also has the authority to engage, retain and compensate, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to EdR during their respective term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee has evaluated and recommends each of the directors standing for election at the Annual Meeting.

Nominations by Stockholders

The Nominating and Corporate Governance Committee reviews and considers all candidates for nomination and election as directors who may be suggested by any director or executive officer of EdR. The Nominating and Corporate Governance Committee will also consider any director candidate nominated by any stockholder if the recommendation is made in accordance with the procedures set forth in our Second Amended and Restated Bylaws, as amended by Amendments No. 1 and 2 thereto (the "Bylaws"). For nominations for election to the Board of Directors or other business to be brought properly before an annual meeting of stockholders, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 11 of our Bylaws.

The advance notice provisions of the Bylaws require that nominations for directors be received no more than 150 days and no fewer than 120 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by EdR. Such stockholder’s notice must set forth certain information including, but not limited to, the following:

•
as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

•
as to any other business that the stockholder proposes to bring before the annual meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of each beneficial owner, if any, on whose behalf the proposal is made; and

•
as to the stockholder giving the notice, any proposed nominee and each beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on EdR’s stock ledger, and the current name and business address, if different, of any proposed nominee and each such beneficial owner; (ii) the class, series and number of all shares of common stock or other securities of EdR, if any, which are owned (beneficially or of record) by such stockholder, proposed nominee or beneficial owner, the date on which each such share of stock or other security was acquired, the investment intent of such acquisition and any short interest in any share of stock or other security of any such person; (iii) a description of whether, and the extent to which, such stockholder, proposed nominee or beneficial owner, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or other similar transaction or series of transactions in common stock or other securities of EdR; (iv) a description of any substantial interest, direct or indirect, of such stockholder, proposed nominee or beneficial owner in EdR; and (v) the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business, to the extent known by the stockholder giving the notice.

The foregoing description of the advance notice provisions of our Bylaws is a summary only and is qualified in its entirety by reference to the full text of the Bylaws, which were filed with the SEC on November 7, 2014 as an exhibit to a Quarterly Report on Form 10-Q. Accordingly, we advise you to review our Bylaws for additional stipulations relating to advance notice of director nominations and business proposals.

Communications with the Board of Directors

We have established procedures for stockholders or other interested parties to communicate directly with the independent members of our Board of Directors. Such parties can contact these members of our Board of Directors by sending written correspondence by mail to:

Education Realty Trust, Inc.
999 South Shady Grove Road, Suite 600
Memphis, TN 38120
Attention: Board of Directors

All communications made by this means will be delivered directly to the Chairman of the Audit Committee. Employees and others who wish to contact the Chairman or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters may do so anonymously by using this address. The Board of Directors has adopted whistleblower procedures which can be found on the Investor Relations page of our corporate website at www.edrtrust.com under the caption “Corporate Governance.” All communications made by this means will be received directly by the Chairman of the Audit Committee and EdR’s General Counsel.

Corporate Leadership Structure

The Board of Directors appointed Randy Churchey as Chairman of the Board of Directors effective January 1, 2015. The Board of Directors determined that Mr. Churchey’s considerable experience as a senior executive officer of publicly-traded real estate companies, including REITs, service to EdR as Chief Executive Officer, a member of the Board of Directors and former President, and his familiarity with our operational and organizational structure uniquely qualify him for this position.

As the individual primarily responsible for the day-to-day management of business operations, Mr. Churchey is best positioned to chair regular Board of Director meetings as the directors discuss key business and strategic issues. As discussed further below, our independent directors have appointed a lead independent director. We believe this leadership structure allows the Board of Directors to exercise independent oversight and enables the Board of Directors to have direct access to information related to the day-to-day management of business operations.

To promote the independence of the Board of Directors and to demonstrate the Company’s commitment to strong corporate governance, the independent members of the Board of Directors designated Mr. Silver to serve as the lead independent director. In addition to chairing all executive sessions of the independent directors, the lead independent director presides at all meetings of the Board of Directors at which the Chairman is not present, and has such other duties as the independent members of the Board of Directors may determine from time to time. The independent members of the Board of Directors have adopted a Lead Independent Director Charter to outline the role and responsibilities of the lead independent director.

The Board of Directors believes that this corporate leadership structure - a combined Chairman of the Board of Directors and Chief Executive Officer and a lead independent director - is effective and currently serves EdR and its stockholders well.

Oversight of Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of risks applicable to EdR. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. At the committee level, (i) the Audit Committee oversees management of accounting, financial, legal and regulatory risks; (ii) the Compensation Committee oversees the management of risks relating to our executive compensation program; (iii) the Nominating and Corporate Governance Committee manages risks associated with the independence of the members of the Board of Directors and potential conflicts of interest; and (iv) the Investment Oversight Committee oversees the management of risks related to significant acquisitions, dispositions and development projects that are individually significant to the Company. While each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire Board of Directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics that are applicable to all members of our Board of Directors, our executive officers and our employees. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics were last updated in August 2016. We have posted these documents on the Investor Relations page of our corporate website at www.edrtrust.com under the caption “Corporate Governance.” EdR will provide a copy of these documents to any person, free of charge, upon written request to EdR. For contact information, please see “Additional Information—Whom should I contact if I have any questions?” below. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director will be promptly disclosed to stockholders in any manner that is acceptable under the NYSE listing standards, including, but not limited to, the distribution of a press release, disclosure on our website and/or disclosure on a Current Report on Form 8-K. We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Business Conduct and Ethics by posting such information on our corporate website.

Corporate Governance Enhancements

The Board of Directors implemented the following corporate governance enhancements during 2016 and 2017:

•	recommended, and stockholders approved, the continuation of our say on pay frequency vote as an annual vote;

•
revised the Insider Trading Policy to provide a hardship exemption to the blackout period, to prohibit, subject to certain limited exceptions, margin accounts and pledges and to generally clarify certain aspects of the policy;

•	reviewed the Code of Business Conduct and Ethics and made minor non-substantive changes for clarity;

•	developed additional tools to track and monitor enterprise risk management and drafted a risk appetite statement;

•	revised the Commitment Authorization Policy to provide more detailed guidance to NEOs regarding their contracting and spending authority;

•	adopted the 2017 Omnibus Equity Incentive Plan, which includes certain corporate governance enhancements, including an annual limit on non-employee director compensation; and

•
amended the bylaws to permit the stockholders to alter or repeal any provision of the Bylaws and adopt new Bylaws if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.

These changes and enhancements, in addition to corporate governance enhancements adopted in prior years, demonstrate the Board of Director's strong commitment to good corporate governance practices and strengthens the Board of Director's capacity to oversee the Company and to serve the long-term interests of our stockholders. Corporate governance enhancements previously adopted include the following:

•	adopted equity ownership guidelines for all non-employee directors and executive officers;

•	revised the Corporate Governance Guidelines to set forth the components of the business judgment rule;

•	amended the Bylaws to require a majority rather than plurality vote in the case of uncontested elections;

•	adopted a Lead Independent Director Charter;

•
required all new executive employment agreements to: (i) subject compensation paid to an executive officer to any subsequently adopted clawback policy of EdR and (ii) not provide for tax gross-ups under any circumstances;

•	updated our Corporate Governance Guidelines to decrease the maximum age at which a director may stand for election from 75 to 72 and provide a requirement for a lead independent director;

•	utilized compensation reports prepared by a third-party compensation consultant to assist the Compensation Committee with evaluating and structuring the executive compensation program;

•	amended our Insider Trading Policy to restrict the ability of our officers, directors, employees and agents to engage in hedging transactions involving our securities;

•	reviewed and revised all committee charters and planners to clarify duties and verify that all prudent and required oversight is addressed;

•
adopted resolutions prohibiting the Company from electing in the future to classify the Board of Directors pursuant to the Maryland Unsolicited Takeover Act, and the ability to classify the Board of Directors without separate approval, which action may not be rescinded unless approved by the stockholders of the Company by the affirmative vote of at least a majority of all of the votes cast on the matter by stockholders entitled to vote on the matter;

•
changed the voting standard for the election of directors from a plurality voting standard to a majority voting standard in uncontested elections. Under the revised voting standard, a director shall be elected to the Board of the Company if the votes cast for such nominee’s election exceeds the votes cast against such nominee’s election; provided that if the election is contested, directors shall be elected by a plurality of the votes cast;

•
opted out of the Maryland Share Acquisition Act, which action may not be rescinded unless approved by the stockholders of the Company by the affirmative vote of at least a majority of all of the votes cast on the matter by stockholders entitled to vote on the matter;

•
opted out of the Maryland Business Combination Act, which action may not be rescinded unless approved by the stockholders of the Company by the affirmative vote of at least a majority of all of the votes cast on the matter by stockholders entitled to vote on the matter;

•	developed written guidance clarifying director independence, which was distributed to the members of the Board of Directors;

•	formalized the process for new Board member orientation;

•	provided change in control agreements to key executives not otherwise covered by an employment agreement to assist with continuity during a change in control;

•	surveyed the Board of Directors and developed a Board of Directors skills matrix to assist with the selection of new Board members;

•	took a fresh look at the Board of Directors and Committee self-evaluations and included additional questions for assessment purposes;

•	developed new tools to routinely track other directorships, significant relationships and Board member attendance; and

•	provide periodic information to Nominating and Corporate Governance Committee regarding corporate governance issues of interest to investors and investor advisory firms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

Our Board of Directors has adopted a written policy that sets forth EdR’s policies and procedures regarding the identification, review, consideration and approval or ratification of certain related-party transactions. Pursuant to this Related Party Transactions Policy, the Audit Committee reviews the material facts of, and either approves or disapproves of entry into any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) EdR is a participant; and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or being a beneficial owner of less than 10% of another entity). For purposes of the policy, a related party is any (a) person who is or was (since the beginning of the last fiscal year for which EdR has filed an annual report on Form 10-K and proxy statement with the SEC, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of EdR’s common stock or (c) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee). No director may participate in any discussion or approval of a transaction in which he is a related party except that the director shall provide all material information concerning the transaction to the Audit Committee.

The Audit Committee has determined that certain types of transactions shall be deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. These pre-approved transactions include (i) employment of executive officers where (a) the executive’s compensation is required to be disclosed in the proxy statement or the executive officer is not an immediate family member of another executive officer or director of EdR, (b) the related compensation would be reported in the proxy statement if the executive officer was a NEO and (c) the Compensation Committee approved (or recommended that the Board of Directors approve) such compensation; (ii) director compensation which is required to be disclosed in the proxy statement; (iii) any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that Company’s equity securities, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that Company’s total annual revenues; (iv) any charitable contribution, grant or endowment made by EdR to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts; (v) any transaction where the related party’s interest arises solely from the ownership of EdR’s common stock and all holders of EdR’s common stock received the same benefit on a pro rata basis (e.g., dividends); (vi) any transaction involving a related party where the rates or charges involved are determined by competitive bids; (vii) any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and (viii) any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

If a transaction involving a related party will be ongoing, the Audit Committee may establish guidelines for EdR’s management to observe in its ongoing dealings with the related party. Thereafter, the Audit Committee, at least annually, will review and assess ongoing relationships with the related party to determine whether they are in compliance with the Audit Committee’s guidelines and that the transaction remains appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth information as of March 9, 2018 regarding the beneficial ownership of our common stock by each of our non-employee directors, each of our NEOs and by all directors and executive officers as a group, unless otherwise indicated in the footnotes.

Except as otherwise indicated below, the address of each director and executive officer listed below is c/o Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120. The "Percent of Class" column in the following table is based upon 75,894,190 shares of common stock outstanding and vested units ("LTIP Units") in Education Realty Operating Partnership, LP (the "Operating Partnership") issued pursuant to the 2015 Long-Term Incentive Plan (the "2015 LTIP Plan"), the 2016 Long-Term Incentive Plan (the "2016 LTIP Plan") and the 2017 Long-Term Incentive Plan (the "2017 LTIP Plan") as of the close of business on March 9, 2018.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
NEOs
Randy Churchey	190,889	(2)	*
Thomas Trubiana	135,156	(3)	*
Edwin B. Brewer, Jr.	27,584	(4)	*
Christine Richards	47,732	(5)	*
Lindsey Mackie	1,535	(6)	*
Independent Directors
John V. Arabia	7,871		*
William J. Cahill (7)	7,970		*
Kimberly Schaefer	5,909		*
Howard A. Silver	16,968		*
John T. Thomas	3,299		*
Wendell W. Weakley	34,735		*
All directors and NEOs as a group (11 persons)	479,648		0.6%

*	Less than 1% of EdR’s outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. LTIP Units are deemed outstanding for computing the percentage ownership of the person, entity or group holding the securities but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the tables have sole voting and investment power with respect to their shares of common stock except to the extent authority is shared by spouses under applicable law.
(2) The shares shown as beneficially owned by Mr. Churchey include 41,383 vested LTIP Units.
(3) The shares shown as beneficially owned by Mr. Trubiana include 23,920 vested LTIP Units.
(4) The shares shown as beneficially owned by Mr. Brewer include 8,954 vested LTIP Units.
(5) The shares shown as beneficially owned by Ms. Richards include 8,610 vested LTIP Units.
(6) The shares shown as beneficially owned by Ms. Mackie include 338 vested LTIP Units.
(7) Mr. Cahill resigned from the Board on February 22, 2018.

Beneficial Owners of More Than 5% of Common Stock

The following table sets forth information regarding the beneficial ownership of our common stock by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common stock based upon information available to us in securities filings made by certain of our stockholders with the SEC. The percentage of class owned in the following table is based upon 75,783,889 shares of common stock outstanding as of the close of business on March 9, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,895,829	(1)	16%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,218,931	(2)	13%
Vanguard Specialized Funds - Vanguard REIT Index Fund 100 Vanguard Boulevard Malvern, PA 19355	4,928,385	(3)	7%
Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	4,604,413	(4)	6%

(1) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 9, 2018 reporting beneficial ownership as of December 31, 2017. The Vanguard Group possessed sole voting power over 170,334 shares, shared voting power over 101,321 shares, and sole dispositive power over 11,717,404 shares and shared dispositive power over 178,425 shares of our common stock.
(2) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on January 19, 2018 reporting beneficial ownership as of December 31, 2017. BlackRock, Inc. possessed sole voting power over 10,050,348 and sole dispositive power over 10,218,931 shares of our common stock.
(3) The indicated ownership is based solely upon the Schedule 13G filed with the SEC by the beneficial owner on February 2, 2018 reporting beneficial ownership as of December 31, 2017. Vanguard Specialized Funds - Vanguard REIT Index Fund possessed sole voting power over 4,928,385 shares of our common stock.
(4) The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 14, 2018 reporting beneficial ownership as of December 31, 2017. Invesco Ltd. possessed sole voting power over 2,629,436 and sole dispositive power over 4,604,413 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our NEOs and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. NEOs and directors are required by SEC regulations to furnish us with copies of these reports. Based solely upon a review of the copies of these reports furnished to us and written representations from such NEOs, directors and stockholders with respect to the period from January 1, 2017 through December 31, 2017, we are not aware of any required Section 16(a) reports that were not filed on a timely basis.

Copies of Section 16(a) reports can be found on the Investor Relation’s page of our corporate website at www.edrtrust.com under the category “Financial Information.”

EXECUTIVE OFFICERS

Set forth below is background information regarding each of our NEOs, other than Mr. Churchey and Mr. Trubiana whose biographies are set forth above under “Election of Directors — Current Director Nominees,” and other key employees. There are no family relationships among any of our executive officers and key employees.

NEOs

Edwin B. Brewer, Jr., age 55, is our Executive Vice President and Chief Financial Officer, and joined EdR in 2014. Mr. Brewer previously spent five years as Executive Vice President and Chief Financial Officer for Sedgwick Claims Management Services, Inc., the leading North American provider of technology-enabled claims and productivity management solutions. Prior to joining Sedgwick, Mr. Brewer was with PwC for 24 years. During his tenure as an Audit Partner at PwC, he focused on a client base that consisted primarily of public and private real estate investment trusts across a variety of asset types. Mr. Brewer is a Certified Public Accountant (inactive). Mr. Brewer also serves as an independent director and chairman of the Audit Committee for Chatham Lodging Trust, a publicly-traded REIT (NYSE: CLDT).

Christine Richards, age 48, is our Executive Vice President and Chief Operating Officer. Ms. Richards is responsible for overseeing the daily operations of EdR’s more than 80 owned and managed properties. Previously, Ms. Richards served as EdR’s Vice President of Operations from 2006 to 2010 and as Regional Director from 2001 to 2006. Prior to joining EdR, Ms. Richards held various management positions at Gables Residential Trust, a multi-family REIT, from 1990 to 2001. Ms. Richards is a member of the Institute of Real Estate Management and is the former Chairman of the National Apartment Association (NAA) Student Housing Executive Committee. Ms. Richards is also a Certified Property Manager (CPM).

Lindsey Mackie, age 33, was appointed to the role of Senior Vice President and Chief Accounting Officer in 2015. Ms. Mackie joined EdR in 2013 as Senior Manager of Financial Services. From January 2007 until she joined EdR, Ms. Mackie worked in various roles at the audit, consulting, financial advisory, risk management and tax consulting firm, Deloitte & Touche LLP, serving the last two years as Audit Manager. Ms. Mackie is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis is to discuss our philosophy, practices and procedures with respect to EdR’s compensation program and the Compensation Committee’s objectives in selecting and setting the elements of the compensation packages that are paid or awarded to our NEOs. Throughout this discussion and analysis, Randy Churchey, our Chief Executive Officer; Thomas Trubiana, our President; Edwin B. Brewer, Jr., our Executive Vice President, Chief Financial Officer and Treasurer; Christine Richards, our Executive Vice President and Chief Operating Officer; and Lindsey Mackie, our Senior Vice President and Chief Accounting Officer, are referred to collectively as our NEOs.

Executive Summary

The objective of the Company’s executive compensation program is to attract, retain and motivate experienced and talented executives who can help maximize stockholder value. The Company believes that a significant portion of the compensation paid to executive officers should be closely aligned with the Company’s performance on both a short-term and long-term basis. In addition to annual cash bonuses based on current performance, a significant portion of compensation should be in the form of equity in the Company to more fully align the interests of the Company’s executives and its common stockholders and to mitigate any risks associated with the short-term basis of the pay-for-performance components of our compensation program.

2017 Performance

During the period between January 1, 2010, when Mr. Churchey took over as the Company’s Chief Executive Officer, and December 31, 2017, the Company delivered TSR of 222% as compared to a TSR of 98% for American Campus Communities, a TSR of 157% for the NAREIT Equity Index and a TSR of 184% for the S&P 500. This ranks the Company first in the student housing segment and in the top 16% of all publicly-traded REITs in TSR over that period.

Our 2017 financial and operating performance highlights included the following:

•	Net income attributable to common stockholders was $47.4 million, or $0.60 per diluted share, as compared to $44.9 million, or $0.65 per diluted share in 2016.

•	Core funds from operations ("Core FFO") increased $18.5 million to $141.5 million for 2017, or $1.90 per share/unit.

•	Same-community net operating income ("NOI") for the year increased 0.8% on revenue growth of 1.9% and expense growth of 3.7%.

•
Delivered six new communities, on-time and on-budget in the aggregate, for total costs of $280.9 million. These include two communities at the University of Kentucky, one community at Texas State University, one community at Boise State University, one community at Michigan State University and one community at Northern Michigan University.

•	Acquired two collegiate housing properties located on or pedestrian to campus for a total purchase price of $128.0 million.

•	Disposed of one collegiate housing property for a gross sales price of approximately $18.2 million.

A reconciliation of net income to Core FFO and NOI for the year ended December 31, 2017 is contained in the Company's 2017 Annual Report on Form 10-K filed on February 27, 2018.

This CD&A discusses our company, its business and individual measures used in assessing performance. These measures are discussed in the limited context of our executive compensation program. You should not interpret them as statements of our expectations or as any form of guidance by us. We caution and urge you not to apply the statements or disclosures we make in this CD&A in any other context.

Pay for Performance

Pay for performance is a critical component of our compensation philosophy. Consistent with this focus, the Company’s executive compensation program includes annual cash incentives, which may be paid to our NEOs based upon performance in relation to pre-determined corporate and individual goals. The purpose of the program is to reward achievement of annual goals and objectives and to provide at-risk, comprehensive pay opportunities linked to individual and Company-wide performance on an annual basis. To support collaboration among our NEOs, 50% of the annual cash incentive is based on the achievement of a Company-specific financial goal based on Core FFO. The remaining 50% of the annual cash incentive is based on the achievement by each NEO of individual-specific operational and strategic goals.

The Company adopts long-term incentive plans (“LTIPs”) each year predicated on performance over a three-year period. Each LTIP consists of a combination of time-based awards and performance-based awards. Consistent with prior years, the Company must achieve certain financial performance goals during the relevant three-year performance period in order for the performance-based awards to be earned by the NEOs. We believe that our LTIPs enhance long-term stockholder value by incentivizing long-term performance and further aligning the interests of the NEOs and our stockholders. A summary of our historical LTIPs adopted since 2015 appears below.

Components of LTIP Awards
	Time-Based Award	Performance-Based Award	Achievement
2015 LTIP	25% consists of time-vested profits only partnership interests (“LTIP Units”)	75% in performance-based LTIP Units. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion	Interpolated between Threshold and Target	(1)
2016 LTIP	25% consists of time-vested LTIP Units	75% in performance-based LTIP Units. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion	(2)
2017 LTIP	25% consists of time-vested LTIP Units	75% in performance-based LTIP Units. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion	(3)
2018 LTIP	25% consists of time-vested LTIP Units	75% in performance-based LTIP Units. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion	(4)

(1) The 2015 LTIP contained six performance criteria as determined by the Compensation Committee. The criteria included targets for new developments and corresponding project yields, gross asset growth, Core FFO per share performance, TSR performance and a comparison of EdR’s TSR to our peer (American Campus Communities) and the NAREIT Equity Index over the three year performance period. In the aggregate, achievement was 67% and  payout was interpolated between Threshold and Target.
(2) The performance period for the 2016 LTIP ends on December 31, 2018; therefore, no performance awards have vested under the 2016 LTIP.
(3) The performance period for the 2017 LTIP ends on December 31, 2019; therefore, no performance awards have vested under the 2017 LTIP.
(4) The performance period for the 2018 LTIP ends on December 31, 2020; therefore, no performance awards have vested under the 2018 LTIP.

What We Do and Don’t Do

EdR’s executive compensation philosophy focuses on pay-for-performance and reflects appropriate governance practices aligned with the needs of our business. Below is a summary of our executive compensation practices that are aligned with best practice, as well as a list of those practices we avoid because they do not align with our stockholders’ long-term interests.

What We Do

•	Pay-for-performance - 78% of CEO pay (and average of 65% for other NEOs) is at risk in the form of Annual Incentive Compensation and Long-Term Incentive Compensation

•	Stock ownership guidelines requiring equity ownership for all NEOs

•	Independent compensation consultant works directly with the Compensation Committee

•	Annually assess our programs against peer companies and best practices

•	Align compensation program to the Company’s performance both on a short-term and a long-term basis

What We Don’t Do

•	No guaranteed minimum payout of Annual Incentive Compensation or Long-Term Incentive Compensation

•	No tax gross-ups under any circumstances

•	No excessive perquisites

•	No hedging or pledging by NEOs or our directors of equity ownership

Compensation Program Philosophy, Practices and Procedures

Compensation Philosophy

EdR’s compensation program is administered by the Compensation Committee, which sets corporate goals and objectives with respect to NEO compensation, evaluates performance against those goals and objectives and determines the appropriate amount and mix of NEO compensation based upon its evaluation. The Compensation Committee believes that a well-designed compensation program should align the goals of our NEOs with the goals of EdR’s stockholders and that a significant portion of our NEOs’ compensation, over the long term, should be dependent upon the creation of value for EdR’s stockholders. Important principles which drive EdR’s compensation program are the Compensation Committee’s beliefs that our NEOs should be held accountable for the performance of EdR through their compensation packages and that, to promote individual contribution to EdR’s overall performance, the compensation packages should also reflect the NEO’s individual performance. The Compensation Committee’s compensation philosophy is designed to motivate our NEOs to focus on financial and operating results and the creation of long-term stockholder value by:

•
establishing a compensation program that attracts, motivates and retains our NEOs through compensation packages that are competitive with those that are awarded by other publicly-traded REITs of comparable organizational size and market capitalization;

•
linking a significant portion of our NEOs’ compensation packages to the achievement of EdR’s business plan by using measurements of EdR’s financial and operating results and total stockholder return; and

•	maintaining a pay-for-performance system that encourages and rewards successful initiatives that are achieved within a team environment.

The Compensation Committee regularly evaluates the effectiveness of EdR’s compensation program by reviewing the individual performance of our NEOs as well as the overall performance of EdR. In doing so, the Compensation Committee considers each NEO’s individual goals and their attainment of such goals as well as EdR’s business plan and its annual and long-term financial performance. To the extent that it believes that changes to the compensation packages of our NEOs are warranted, the Compensation Committee will make such changes annually with respect to base salaries, annual incentive compensation plans and long-term incentive compensation plans.

Since 2013, we have held an annual stockholder advisory vote on the compensation of our NEOs, commonly referred to as a "say-on-pay" vote. Our stockholders overwhelmingly approved the compensation of our NEOs, with over 95% of stockholder votes cast in favor of our say-on-pay resolution in 2017 and over 97% in favor in 2016. As we evaluated our compensation practices for 2017, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. As a result, the Compensation Committee continues to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider stockholder concerns and feedback in the future.

Independent Compensation Consultant

In October 2011, the Compensation Committee first engaged FPL Associates, a nationally recognized compensation consulting firm specializing in the real estate industry, to: (i) assist the Compensation Committee with identifying the members of its peer group; (ii) assess the overall framework of the Company’s executive compensation program; (iii) make recommendations for the terms and performance metrics for the long-term incentive plan; and (iv) make other recommendations on modifications to the executive compensation program that are consistent with the Company’s compensation philosophy and objectives. In addition, FPL advised the Compensation Committee on the design of the compensation program for EdR’s non-employee directors.

During October 2013, October 2015 and October 2017, FPL undertook comprehensive compensation studies for the Company’s NEOs similar to the 2011 study discussed above. FPL was engaged to: (i) analyze high-level performance and compensation trends within the real estate industry and certain background information, including specific size and performance statistics for EdR and each of the peer group companies; (ii) perform a competitive benchmarking analysis, on an individual and component basis, for the EdR NEOs based on comparable positions within a peer group of public real estate companies (based on comparable assets and size); (iii) summarize the results of the competitive benchmarking analysis on an aggregate basis, which examines the compensation levels of the NEOs compared to similarly situated executives at the peer group companies; and (iv) provide an overview of long-term incentive programs in place within the peer group.

Independence of Compensation Consultant

FPL does no work for management, receives no compensation from EdR other than for its work advising the Compensation Committee and maintains no other economic relationships with EdR or any of its affiliates. From time to time, FPL receives input from the Company’s Chief Executive Officer regarding the Company’s strategic goals and the manner in which the executive compensation program should support these goals. FPL held discussions with the Chairman of the Compensation Committee to inform members regarding current trends and emerging issues in executive compensation and other best practices and provided detailed reports of trends in the industry and analysis of those trends in comparison to the Company's compensation structure. The Compensation Committee assessed the independence of FPL pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent FPL from serving as an independent consultant to the Compensation Committee. The Compensation Committee intends to review the appointment of any compensation consulting firm annually and, as part of the review process, the Compensation Committee will consider the independence of the firm in accordance with applicable SEC and NYSE rules.

Benchmarking Practices

Prior to setting NEO compensation packages for 2017, the Compensation Committee consulted the customized benchmarking study completed in 2015 and the update on market trends completed in 2016, both prepared by FPL. The 2015 benchmarking study included a competitive benchmarking analysis. This competitive benchmarking analysis, on an individual and component basis, was based on comparable positions within a peer group of thirteen public real estate companies chosen for their comparable size, rather than an asset based peer group, as an asset based peer group would have only consisted of one peer (American Campus Communities). The goal of this selection process was to find an appropriate selection of companies that reflects both our growth expectations and the companies with whom we compete for executive talent.

The peer group consisted of the following companies:

Peer Group
•	Acadia Realty Trust	•	QTS Realty Trust, Inc.
•	American Campus Communities, Inc.	•	Ramco-Gershenson Properties Trust
•	Cousins Properties Incorporated	•	STAG Industrial, Inc.
•	CubeSmart	•	Summit Hotel Properties, Inc.
•	EastGroup Properties, Inc.	•	Sun Communities, Inc.
•	First Industrial Realty Trust, Inc.	•	Washington REIT
•	Life Storage, Inc.

The 2017 competitive benchmarking analysis prepared by FPL utilized this peer group to benchmark EdR’s compensation practices by comparing compensation payable to our NEOs, individually and in the aggregate, with the top five highest paid executive officers with similar positions within the peer group. The analysis was comprehensive in that it looked at the peer group companies and compared each compensation component separately (i.e., base salary, annual incentive and long-term incentives) and in the aggregate (i.e., across the executives collectively). In consultation with FPL during October 2017, the Compensation Committee reviewed the benchmarking analysis comparing EdR's compensation components against the 25th percentile, median and 75% percentile of the peer group.

Based on the weighted average results of the 2017 benchmarking analysis, EdR’s total annual cash compensation to our NEOs (in the aggregate) when adjusted for relative capitalization of the Peer Group was at the 54th percentile.

The Compensation Committee also consulted with FPL in restructuring our LTIP, which beginning in 2015 differs from previous plans by (i) providing for profits only partnership interests instead of time-vested restricted stock or restricted stock units; and (ii) revamping the performance criteria to measure the Company's performance based on a mixture of objective internal achievements and relative performance against its industry peers and other REITs. A more detailed discussion of the 2017 LTIP is provided under the caption “Elements of EdR’s Compensation Program – 2017 Long-Term Equity Incentive Compensation” below. The Compensation Committee also consulted with FPL in connection with the Board of Director's approval of the 2017 Omnibus Equity Incentive Plan.

Procedures for Compensation Decisions

The Compensation Committee annually evaluates the compensation packages that are paid or awarded to our NEOs and determines the appropriate amounts and the elements of such compensation packages. With respect to the compensation of our NEOs other than the Chief Executive Officer, the Compensation Committee works with the Chief Executive Officer to conduct these evaluations. To this end, the Chief Executive Officer completes an evaluation of our other NEOs, makes recommendations regarding the compensation of the other NEOs and presents his evaluations and compensation recommendations to the Compensation Committee for its review.

After considering the Chief Executive Officer’s evaluations and recommendations and such other factors as the nature and responsibilities of each NEO’s position, the NEO’s tenure and experience, the NEO’s achievement of individual goals, EdR’s achievement of corporate goals and competitive industry compensation practices, the

Compensation Committee then sets the compensation packages of our NEOs other than the Chief Executive Officer. Thereafter, the Compensation Committee sets the compensation package of the Chief Executive Officer in a meeting at which he is not present. Generally, the compensation packages for the following year are set and recommended for adoption at the meetings of the Compensation Committee and the Board of Directors usually held in November of each year.

Elements of EdR’s Compensation Program

In 2017, the compensation program was comprised of the following three elements: (i) base salary, (ii) annual incentive compensation and (iii) long-term equity incentive compensation. The Compensation Committee believes that using a mix of compensation types (salary, cash incentives and equity) and performance periods (one-year and three-year periods) promotes behavior consistent with our long-term strategic plan and minimizes the likelihood of executives having significant motivation to pursue risky and unsustainable results. Although it does not allocate a fixed percentage of the NEO compensation packages to each of these elements, the Compensation Committee does seek to achieve an appropriate balance among these elements to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long term. The following illustrates the mix of salary, annual incentive compensation and long-term incentive compensation for our 2017 NEO compensation program.

2017 Compensation Mix

2017 Base Salaries

Base salary is the fixed component of our NEO compensation packages. To compete for and retain talented executives who are critical to our long-term success, the Compensation Committee has determined that the base salaries of our NEOs should approximate the median of NEOs in the peer group, as determined based on the competitive benchmarking analysis discussed above. When reviewing the base salaries of our NEOs, the Compensation Committee also evaluates the nature and responsibilities of each NEO’s position, the NEO’s tenure and experience, the NEO’s achievement of individual goals, EdR’s annual and long-term fiscal performance relative to companies within the REIT industry of comparable organizational size and market capitalization, as well as year-over-year growth in size of the Company.

Based upon a review of the relevant benchmarks discussed above for base salaries of executive officers of companies from the peer group as part of the Compensation Committee’s benchmarking process, as well as the individual evaluations of our NEOs, the Compensation Committee approved 2017 base salaries as follows.

2017 and 2016 Base Salaries

2017 Annual Incentive Compensation

Annual incentive compensation is an important element of EdR’s compensation program and is necessary in achieving our objectives of attracting, motivating and retaining executive talent, encouraging superior individual performance and, most importantly, achieving our corporate goals and objectives. To support collaboration among our NEOs, annual incentive compensation in the form of cash awards may be paid to our NEOs based upon their individual performance in relation to pre-determined corporate and individual goals. The Compensation Committee believes that, in order to motivate our NEOs to achieve annual strategic business goals related to both EdR’s overall performance and individual contributions to EdR’s performance, executives should receive annual incentive compensation for their contributions in achieving these goals. The Compensation Committee sets the annual incentive compensation for our NEOs and believes that EdR’s annual incentive compensation plan for its NEOs (the “Annual Incentive Plan”) is competitive with similar plans used by the companies included in the peer group discussed above.

Each NEO is eligible to receive annual incentive compensation under the Annual Incentive Plan, which represents a certain percentage of his or her annual base salary and which is referred to as the “target bonus.” Performance incentives are based upon financial achievement measured at the consolidated Company-level and achievement of goals at the individual level, consisting of an evaluation of financial and operating metrics and a formal evaluation of the achievements of each NEO’s goals (which may include Company or department financial goals). There are two distinct components of the Annual Incentive Plan, each worth 50% of the bonus at “target” level performance: (i) EdR’s achievement of a quantitative goal (e.g., budgeted Core FFO) and (ii) achievement of specified personal goals. Each component contributes one-half of the total target bonus under the Annual Incentive Plan, and the potential payouts under both components are based upon a sliding scale designed to maximize the payout for superior performance.

Corporate Performance Objective. The first component of the Annual Incentive Plan is based upon EdR’s budgeted Core FFO. EdR calculates funds from operations ("FFO") in accordance with the definition promulgated by NAREIT. Adjustments to the calculation of FFO to arrive at Core FFO may be made by the Compensation Committee. Adjustments to FFO may be made for, but are not limited to, the following: gain or loss on the early extinguishment of debt, severance costs, additional expense related to long-term ground leases associated with the recognition of rent increases on a straight-line basis and the impact of other capital transactions. Payouts under the first bonus component attributable to EdR’s budgeted Core FFO target are based upon a sliding scale with payouts ranging from 25% to 75% of the total targeted bonus amount based upon a minimum threshold achievement level of 80%

of the target and a maximum achievement level of 120%. If the budgeted Core FFO target is not achieved at the threshold level, then no payouts under this component will be made to our NEOs.

The following chart sets forth the correlation of the percentage of budgeted Core FFO to the bonus range percentage:

Core FFO Achievement Level
Threshold	Target	Maximum
80%	100%	120%

Payout Range Multiplier
Threshold	Target	Maximum
25%	50%	75%

For fiscal year 2017, in order for our NEOs to receive 100% of the target bonus under the first component of the Annual Incentive Plan, EdR had to achieve budgeted Core FFO of $1.95 per share for 2017, as compared to $1.72 per share for 2016.

For fiscal year 2017, EdR’s actual Core FFO per share of $1.90 was adjusted by $0.01 (representing the financial impact of the new tax laws enacted in 2017). EdR’s adjusted Core FFO per share for fiscal 2017 of $1.91 was $0.04 below budget of $1.95 per share, representing 98% achievement. As a result, the Company performance portion of the Annual Incentive Plan was paid at 47.5% of the targeted bonus for each of our NEOs.

For a detailed explanation of our Core FFO, including a reconciliation to our net income, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017.

Individual Objectives for NEOs. The second component, achievement of individual objectives, is determined by an achievement rating of 0% to 100%, although achievement of stretch objectives can result in an achievement rating of up to 150%. The rating is based upon the achievement of individual goals which, for business and financial reporting purposes, are approved at the meetings of the Compensation Committee and the Board of Directors generally held in February of each year. Our NEOs, other than the Chief Executive Officer, establish their goals and the relative maximum weight assigned for achievement of such goals with assistance from the NEO’s immediate supervisor. These goals are then reviewed and revised or confirmed by the Chief Executive Officer. Thereafter, the Chief Executive Officer establishes his goals and the relative maximum weight assigned for the achievement of each. The goals of all of our NEOs are then presented to the Compensation Committee and the independent members of the Board of Directors for approval. If the NEO does not meet at least 50% (taking into account relative weighting) of his or her personal goals, the NEO does not receive any portion of the 50% of the bonus attributable to personal objectives. Based upon the achievement of his or her individual objectives, each NEO is eligible to receive a payout ranging from 25% to 75% of the total targeted bonus amount.

The following chart sets forth the correlation of the percentage of the individual objectives to the bonus range percentage:

Individual Objectives Achievement Level
Threshold	Target	Maximum
50%	100%	150%

Payout Range Multiplier
Threshold	Target	Maximum
25%	50%	75%

The 2017 personal objectives for our NEOs are set forth below, including the relative target weight assigned for achievement of each such goal.

Randy Churchey Chairman of the Board and Chief Executive Officer
•   grow portfolio of owned assets (30%)
•   increase balance sheet capacity through equity market transactions and/or asset sales to achieve projected end of year 2018 debt to gross assets of 30% (30%)
•   solicit additional universities for ONE Plan developments (25%)
•   deliver on time and on budget 2017 development projects and achieve part-year 2017 underwritten results in aggregate (15%)

Thomas Trubiana President
•   grow portfolio of owned assets through acquisitions and developments from our land sourcing efforts (40%)
•   solicit additional universities for ONE Plan developments (25%)
•   deliver on time and on budget 2017 development projects and achieve part-year 2017 underwritten results in aggregate (15%)
•   resolve certain construction conflicts and develop a plan to mitigate future construction risk (10%)
•   add an aggregate two or three new developments to the pipeline for 2018 and beyond (10%)

Edwin B. Brewer, Jr. Executive Vice President and Chief Financial Officer
•   increase balance sheet capacity through equity market transactions and/or asset sales to achieve projected end of year 2018 debt to gross assets of 30% (30%)
•   increase balance sheet capacity through equity market transactions and/or asset sales such that actual end of year 2017 debt to gross assets is 25% or less (15%)
•   ensure that Finance/HR/IT team activities aligns with the overall company objectives (40%)
•   improve enterprise-wide processes (15%)

Christine Richards Executive Vice President and Chief Operating Officer
•   achieve year-over-year net operating income growth of 2.5% for same-store assets (25%)
•   achieve 2017/18 budgeted revenue per available bed for same-store assets (25%)
•   grow portfolio of owned assets (25%)
•   establish branding strategy for owned new developments (15%)
•   achieve aggregate first-year underwritten results and 2017/18 preleasing targets for properties acquired in 2016 and developments delivered in 2017 (10%)

Lindsey Mackie Senior Vice President and Chief Accounting Officer
•   oversee adoption of new accounting standards related to revenue recognition and lease accounting (30%)
•   oversee implementation of property management and accounting systems (30%)
•   improve flexibility and efficiency in closing processes (25%)
•   improve flexibility and efficiency in reporting processes (15%)

The table below discloses the target amount for each of our NEOs under the Company performance component and the personal objective component based upon their annual base salary for 2017 and the actual level of achievement of the Company performance and their personal goals during 2017 (percentage and amount paid) pursuant to the Annual Incentive Plan for 2017.

		Company Performance Component		Personal Objective Component
NEO	Target Amount	Actual Achievement Percentage	Actual Incentive Compensation	Actual Achievement Percentage	Actual Incentive Compensation	Total Annual Incentive Compensation
Randy Churchey	$822,900	47.5%	$390,878	47.5%	$390,878	$781,755
Thomas Trubiana	425,700	47.5%	202,208	46.5%	197,951	400,158
Edwin B. Brewer, Jr.	412,500	47.5%	195,938	54.0%	222,750	418,688
Christine Richards	368,500	47.5%	175,038	32.5%	119,763	294,800
Lindsey Mackie	131,250	47.5%	62,344	50.0%	65,625	127,969

The table below discloses the total amount of bonus paid to each NEO under the Annual Incentive Plan for 2016 and 2017 and the percentage the total bonus earned for 2017 increased (or decreased) compared to 2016.

	Total Annual Incentive Bonus Paid		Percent Amount Increased (Decreased)
NEO	2016	2017
Randy Churchey	$957,840	$781,755	(18)%
Thomas Trubiana	475,639	400,158	(16)%
Edwin B. Brewer, Jr.	394,225	418,688	6%
Christine Richards	338,000	294,800	(13)%
Lindsey Mackie	108,323	127,969	18%

2017 Discretionary Cash Bonuses

Our NEOs are eligible to receive additional cash bonuses at the discretion of the Compensation Committee. Cash bonuses are designed to reward our NEOs at a variable level of compensation based on the Company's and such NEO’s performance, based on criteria established by our Compensation Committee. The Compensation Committee approved a one-time discretionary bonus of $33,165 to Ms. Richards for 2017. This bonus was paid to Ms. Richards in recognition of the fact that she missed one of her individual performance objectives under the Annual Incentive Plan in 2017 due to factors that were outside of her control and that, absent such factors, Ms. Richards likely would have achieved the performance objective in question. The Compensation Committee determined it was appropriate to make this discretionary bonus, as such reflects her overall outstanding performance for the year. No other NEO received a discretionary bonus for 2017.

2017 Long-Term Equity Incentive Compensation

The purposes of EdR’s LTIP program are to attract, motivate and retain the participants and to promote the long-term growth and profitability of EdR. The Compensation Committee believes that a time-vesting component of the plan supports the goal of the participants having an ownership position in EdR while encouraging their long-term retention and that the performance-vesting component provides increased incentive to achieve identified performance goals over the long term. On November 3, 2016, the Compensation Committee approved the structure for the 2017 Long-Term Incentive Plan (the “2017 LTIP”). Specific performance objectives were later approved in February 2017.

The 2017 LTIP provides that 25% of a participant’s award consists of a time-vested grant LTIP Units subject to the rights, preferences and other privileges as designated in the partnership agreement of the Operating Partnership (the “Partnership Agreement”). The time-vested LTIP Units vest over a three-year period and are valued for award purposes at a value equal to the market price of the Company’s common stock on the grant date. The time-vested LTIP Units are entitled to voting and distribution rights from the effective date of the grant in accordance with the Partnership Agreement, but are non-transferable and non-convertible until fully vested.

The remaining 75% of a participant’s award consists of a grant of performance-based LTIP Units. The vesting of performance-based LTIP Units is dependent upon the Company’s achievement, over a three-year period, of the performance criteria approved by the Compensation Committee, with a minimum, threshold and maximum performance standard for each performance criterion. The grant date value of the LTIP Units is determined by a Fair Value determination by a third party valuation consultant using the Monte Carlo simulation to determine the effects of volatility, interest rates and distributions over a defined period of time and the appropriate discount rate to be applied to the actual grant date share price, as applicable. The performance-based LTIP Units are entitled to voting and distribution rights from the effective date of the grant in accordance with the Partnership Agreement, but are non-transferable and non-convertible until fully vested. After the determination of the achievement of the performance criteria, any performance-based LTIP Units that were awarded but did not become vested LTIP Units are canceled.

The vesting of LTIP Units for the performance based portion of the award is calculated based upon the Company’s achievement of six performance objectives (the “Performance Objectives”) over a three-year period. Each Performance Objective will have specific targets for minimum achievement equaling 50%, target achievement equaling 100% and maximum achievement equaling 150%, with interpolation between each target level.

The Performance Objectives, including the relative target weight assigned to each goal are as follows:

1.	the dollar amount of the Company’s new development deliveries and aggregate operating performance (20%);

2.	the total asset growth of the Company (20%);

3.	the Company’s annual FFO share/unit at the end of 2019, the final year of the plan (20%);

4.	the absolute TSR of the Company (20%);

5.	the Company’s TSR compared to American Campus Communities (NYSE: ACC) (the only other public student housing REIT) (10%); and

6.	the Company’s TSR compared to the NAREIT Index (10%).

Once fully vested, the LTIP Units may be converted to Class A Units in the Operating Partnership and thereafter into shares of the Company’s stock or cash in accordance with the terms of the Partnership Agreement.

The table below shows the number of time-vested and performance-vested LTIP Units each NEO is eligible to receive pursuant to the 2017 LTIP. The amount of the performance-vested LTIP Units that will vest depends on achievement of six performance objectives at the “threshold”, “target” and “maximum” performance levels.

		Time-Vested LTIP Units (25% of Award)		Performance-Vested LTIP Units (75% of Award at Target)
	Total LTIP Award at Target			Threshold Performance (1)		Target Performance (2)		Maximum Performance (3)
NEO		LTIP Units	Amount(4)	LTIP Units	Amount(4)	LTIP Units	Amount(4)	LTIP Units	Amount(4)
Randy Churchey	$1,455,992	8,605	$363,992	15,906	$546,000	31,812	$1,092,000	47,718	$1,638,000
Thomas Trubiana	$721,994	4,267	$180,494	7,887	$270,750	15,775	$541,500	23,662	$812,250
Edwin B. Brewer, Jr.	$525,007	3,103	$131,257	5,735	$196,875	11,471	$393,750	17,206	$590,625
Christine Richards	$350,019	2,069	$87,519	3,824	$131,250	7,647	$262,500	11,471	$393,750
Lindsey Mackie	$60,017	355	$15,017	655	$22,500	1,311	$45,000	1,966	$67,500
(1) 75% of Participant’s long-term incentive target x 0.5.
(2) 75% of Participant’s long-term incentive target.
(3) 75% of Participant’s long-term incentive target x 1.5.
(4) The amounts reported in the “Amount” columns show the grant date fair value, computed in accordance with ASC 718, of the performance-based LTIP Units granted pursuant to the 2017 LTIP. Refer to Note 9, “Incentive Plans,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. The value of the time-vested LTIP Units was determined based on the fair value of $42.30 per LTIP Unit. The value of the performance-based LTIP Units was determined based on a weighted-average fair value of $34.33 per LTIP Unit at target.

In the event of a “change of control” of EdR, a termination of a participant’s employment by EdR without “cause” or a termination of employment by a participant for “good reason,” all time-based LTIP Units will accelerate and be fully vested and delivered to such participant. Unvested time-based LTIP Units will also vest in the event of termination of a participant’s employment due to death or disability, along with a portion of performance vesting LTIP Units (as further described below). A voluntary retirement that is not a result of a Disability will be considered to be a termination of employment by the Participant without good reason, unless treated otherwise in the discretion of the Committee.  A Participant who provides a year’s notice before retiring may receive a prorated credit for time-vested LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Compensation Committee. A more detailed description of the vesting of time-based LTIP Units upon a change in control of EdR or in connection with a termination of employment is provided under the caption “Potential Payments upon Termination or Change in Control” below.

Termination of a participant’s employment prior to the end of the performance period will result in the forfeiture of performance-based LTIP Units by such participant; unless the participant’s employment is terminated prior to the end of the performance period as a result of such participant’s death or disability, in which case the Compensation Committee will determine the percentage of the participant’s performance-based LTIP Units that will convert into fully-vested shares of common stock by (i) applying the performance criteria set forth in the 2017 LTIP using the effective date of the disability or the date of death, as applicable, and adjusting the performance criteria for such shortened Performance Period (if necessary) and (ii) multiplying the number of shares of LTIP Units so determined by 0.6667 or 1.0 if the death or disability occurs in 2018 or 2019, respectively. A voluntary retirement that is not a result of a Disability will be considered to be a termination of employment by the Participant without good reason, unless treated otherwise in the discretion of the Committee.  A Participant who provides a year’s notice before retiring may receive a prorated credit for performance based LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Committee.

Pursuant to the NEO's employment agreements, if a change of control occurs prior to the end of the performance period, all outstanding performance-based awards granted under the LTIP will vest and become immediately exercisable and unrestricted, regardless of whether the applicable three-year performance period has ended.

Deferred Compensation Plan

On August 31, 2011, the Board of Directors approved the Education Realty Trust Deferred Compensation Plan, a nonqualified deferred compensation plan (“Deferred Compensation Plan”). The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Employees who are eligible to participate in the Deferred Compensation Plan may defer the receipt of up to 15% of their annual compensation by contributing such amounts to their accounts in the Deferred Compensation Plan. The Deferred Compensation Plan also permits EdR to make matching contributions and discretionary employer contributions. All contributions by EdR are subject to a vesting schedule, which provides for vesting over a three-year period.

Retirement Plans

We match contributions made by our NEOs to our 401(k) plan up to the maximum amount permitted under the 401(k) plan documents.

Other Plans, Perquisites and Personal Benefits

Each of our NEOs is eligible to participate in all of EdR’s broad-based compensatory and benefit plans on the same basis as other employees of EdR, except that NEOs are not permitted to participate in the employee discount stock purchase plan. We do not provide our NEOs with any excessive perquisites or personal benefits.

EdR maintains a Company airplane. It is preferred that our Chief Executive Officer and other senior executive officers, including the NEOs, use the Company airplane when air travel is required for business purposes. This provides for a more efficient use of their time given the greater likelihood of direct flights and improved flight times than are available commercially. It also provides a more secure traveling environment where sensitive business issues may be discussed. From time to time, family members and invited guests of our NEOs may fly on the Company airplane as additional passengers when seats are available and the Company airplane is already flying to a specific destination for a business purpose. In those cases, the employee is taxed upon the cost of the non-employee travel using the SIFL rate.

Employment Agreements

Effective January 1, 2018, each of our NEOs, other than Mr. Churchey, entered into new executive employment agreements which are substantially similar to the previous executive employment agreements that governed each of our NEOs. Each of the new employment agreements has a three-year term, commencing on January 1, 2018 and terminating on December 31, 2020. Mr. Churchey’s employment agreement has a rolling three-year term.

Each of the employment agreements provide for (i) an annual base salary to be adjusted annually at the discretion of the Compensation Committee; (ii) eligibility for annual incentive compensation under the Annual Incentive Plan as described in more detail under the caption "2017 Annual Incentive Compensation"; and (iii) participation in other compensatory and benefit plans of EdR that are available to all employees, except as noted above with regard to the employee stock purchase plan.

The employment agreements permit us to terminate the NEO’s employment for or without “cause” and, each NEO may resign with or without “good reason at any time.” The benefits that could be received by each NEO upon a change of control and upon termination of his or her employment and the definitions of “change of control,” “cause” and “good reason” are described in more detail under the caption “Potential Payments Upon Termination or Change in Control” below.

Each of the employment agreements further provides that the NEO agrees not to compete with us, individually or on behalf of any person or entity engaged in the business of owning and managing off-campus collegiate housing communities, providing third-party management services for collegiate housing communities or providing third-party development consulting services for collegiate housing communities for a period of one year for each NEO other than Mr. Churchey, who has a three-year non-compete. Each NEO also agrees that he or she will not solicit, directly or indirectly, any of our customers for the purpose of providing any goods or services in competition with us and will not solicit, recruit or induce, directly or indirectly, any of our employees to terminate their relationship with us or work for any other person or entity competitive with us. Each NEO also agrees not to use or disclose any of our trade secrets for so long as the information constitutes a trade secret and not to use or disclose any of our confidential information.

Elements of Post-Termination Compensation

Under certain circumstances, the employment agreements, the LTIPs and certain incentive compensation awards provide for benefits upon termination of an NEO’s employment or a change of control in EdR. A detailed discussion of the change of control and post-termination payments in the employment agreements, the LTIPs and the incentive compensation awards is provided under the caption “Potential Payments upon Termination or Change in Control” below.

Analysis of Risk in Compensation Program

The structure of EdR’s compensation program is designed to discourage our NEOs from engaging in unnecessary and excessive risk taking. The attention of our NEOs is to be focused on financial and operating results in the near term and the creation of stockholder value over the long term. Our Compensation Committee and Board of Directors considered the current risk profile of EdR’s compensation program and noted numerous ways in which risk is effectively managed or mitigated, including the balanced mix of the elements that comprise our NEO compensation packages, the use of varied performance metrics in our Annual Incentive Plan and long-term incentive plans and the ability of the Compensation Committee to employ discretion when awarding annual and long-term incentive compensation. Accordingly, we believe that EdR’s compensation program (i) promotes behavior that is focused on the achievement of financial and operating metrics and supports sustainable value creation for our stockholders and (ii) is not reasonably likely to have a material adverse effect on EdR.

Impact of Regulatory Requirements

Deductibility of Executive Compensation

Section 162(m) of the Code ("Section 162(m)") generally precludes a publicly-held corporation from taking a federal income tax deduction for annual compensation in excess of $1 million provided to certain of its executive officers. Before the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law in 2017, compensation that qualified as “performance-based” under Section 162(m) was not subject to Section 162(m).  Under the TCJA, this performance-based exception was repealed and the coverage of Section 162(m) was expanded to include additional executive officers. These changes generally apply to taxable years beginning after December 31, 2017, but generally do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017, that is not modified in any material respect after that date. The Compensation Committee will continue to monitor developments under the TCJA and Section 162(m), including the impact from the TJCA.  The Compensation Committee will take the deduction limitations under Section 162(m) into account when structuring executive compensation, while maintaining flexibility to take actions which it deems to be in our and our stockholders’ best interests, even if these actions may result in the provision of compensation that may not be fully deductible.

Accounting for Stock-Based Compensation

We also consider the accounting impact of the compensation paid to our executives, including, in particular, the treatment of our equity awards under Generally Accepted Accounting Principles. EdR accounts for stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC 718”).

CEO Pay Ratio

As required by SEC rules, we are providing the following information about the relationship between the median annual total compensation of our employees and the annual total compensation of Mr. Randy Churchey, our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with SEC rules.

For 2017, our last completed fiscal year:

•	the median annual total compensation of all employees of our company (other than Mr. Churchey) was $20,876; and

•	the annual total compensation of Mr. Churchey, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $2,909,712.

Based on this information, for 2017 the ratio of the annual total compensation of Mr. Churchey to the median annual total compensation of all employees, as determined pursuant to SEC rules, was 139 to 1.

To determine the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and Mr. Churchey, we took the following steps:

•	We identified our active employee population as of December 31, 2017, which consisted of approximately 1,235 full-time and part-time employees.

•
With respect to employees other than Mr. Churchey, we used a “base salary” for 2017, which consisted of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees.

•
With the above information, we identified an employee whose compensation we believe best reflects the Company’s employees’ median 2017 compensation, taking into account whether their compensation likely would reflect median employee compensation in future years.

•	Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance with SEC rules, resulting in annual total compensation of $20,876.

•
In accordance with SEC rules, with respect to the annual total compensation of Mr. Churchey, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.

2018 Compensation Actions

Increase in NEO Base Salaries

In setting compensation packages for 2018, effective as of January 1, 2018, the Compensation Committee approved salary increases for our NEOs and set base salaries for Mr. Churchey, Mr. Trubiana, Mr. Brewer, Ms. Richards and Ms. Mackie in the respective amounts of $652,000, $405,000, $390,000, $350,000 and $205,000.

2018 Long-Term Equity Incentive Compensation

On February 22, 2018, the Compensation Committee approved the 2018 LTIP. The 2018 LTIP is substantially the same as the 2017 LTIP in form; however, the 2018 LTIP contains four performance objectives, instead of six performance objectives under the 2017 LTIP and the maximum achievement of the performance-vesting portion of the plan has been increased from 150% to 200% of the award. In addition,upon the occurrence of a change in control, all unvested performance-based LTIP Units granted under the 2018 LTIP will vest at the maximum achievement level for all participants. Previously this vesting condition was only applicable to the NEOs.

The vesting of LTIP Units for the performance based portion of the award is calculated based upon the Company’s achievement of four performance objectives (the “Performance Objectives”) over a three-year period. Each Performance Objective will have specific targets for minimum achievement equaling 50%, target achievement equaling 100% and maximum achievement equaling 200%, with interpolation between each target level. The Performance Objectives are as follows:

1.	for 40% of the award, the dollar amount of the Company’s new development deliveries and aggregate operating performance;

2.	for 30% of the award, the Company's debt to gross asset ratio at the end of 2020;

3.	for 15% of the award, the Company’s TSR compared to its public student housing REIT peer; and

4.	for 15% of the award, the absolute TSR of the Company.

Once fully vested, the LTIP Units may be converted to Class A Units in the Operating Partnership and thereafter into shares of the Company’s stock or cash in accordance with the terms of the Partnership Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors are the current members of the Compensation Committee of the Board of Directors: Messrs. Silver and Thomas and Ms. Schaefer, none of whom has ever been an employee of EdR. William J. Cahill, III served on the Compensation Committee until his resignation from the Board of Directors in February 2018. During 2017, none of EdR’s executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on EdR’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and EdR’s Annual Report on Form 10-K.

Submitted by the Compensation Committee
of the Board of Directors:

John T. Thomas (Chairman)
Kimberly K. Schaefer
Howard A. Silver

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information for the years 2017, 2016 and 2015 with respect to the compensation awarded to and earned by our NEOs.

Name and Principal Position	Year	Salary	Bonus(1)		Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Randy Churchey Chairman of the Board and Chief Executive Officer	2017	$633,000	$—		$1,455,779	$781,755	$39,178	$2,909,712
	2016	614,000	—		1,411,963	957,840	44,172	3,027,975
	2015	529,000	—		1,164,455	641,148	32,189	2,366,792
Thomas Trubiana President	2017	387,000	—		721,892	400,158	13,911	1,522,961
	2016	376,000	—		699,983	475,639	17,469	1,569,091
	2015	355,350	—		700,007	382,676	13,979	1,452,012
Edwin B. Brewer, Jr. Executive Vice President, Chief Financial Officer and Treasurer	2017	375,000	—		524,942	418,688	16,301	1,334,931
	2016	325,000	—		350,003	394,225	11,868	1,081,096
	2015	285,000	—		230,005	315,281	6,202	836,488
Christine Richards Executive Vice President and Chief Operating Officer	2017	335,000	33,165	(5)	349,964	294,800	15,411	1,028,340
	2016	325,000	—		350,003	338,000	15,729	1,028,732
	2015	285,000	—		230,005	307,444	12,583	835,032
Lindsey Mackie(6) Senior Vice President and Chief Accounting Officer	2017	175,000	—		60,010	127,969	6,195	369,174
	2016	143,000	—		49,994	108,323	3,560	304,877
	2015	119,504	5,000		—	66,300	1,210	192,014

(1)	The amounts listed in this column represent cash bonuses earned by the NEO during the fiscal year covered.
(2) The amounts listed in this column represent the grant date fair value of awards of LTIP Units in 2017, 2016 and 2015, as computed under ASC 718 granted during the fiscal year indicated excluding the effect of estimated forfeitures. For Performance Awards, grant date fair value is calculated based on the probable outcome of the performance result for each of the performance periods, excluding the effect of estimated forfeitures. Refer to Note 9, “Incentive Plans,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. These amounts do not necessarily reflect the actual amounts that were paid to, or may be realized by, the NEOs for any of the fiscal years reflected. The amounts shown assume each NEO achieves "target" performance for purposes of the performance based portion of the stock award amount. The "target" amounts for the 2017 performance grants are as follows: $1,092,000 for Mr. Churchey, $541,500 for Mr. Trubiana, $393,750 for Mr. Brewer, $262,500 for Ms. Richards and $45,000 for Ms. Mackie. The 2017 amounts for each NEO if "maximum" performance is achieved are as follows: $1,638,000 for Mr. Churchey, $812,250 for Mr. Trubiana, $590,625 for Mr. Brewer, $393,750 for Ms. Richards and $67,500 for Ms. Mackie.
(3) The amounts listed in this column for 2017 reflect the dollar amount paid to our NEOs pursuant to the Annual Incentive Plan related to fiscal 2017. For more information regarding payments made to our NEOs under the Annual Incentive Plan, see the discussion and table under the caption “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program – 2017 Annual Incentive Compensation” above.
(4) The amounts listed in this column reflect, for each NEO, the sum of (i) the amounts contributed by EdR to our 401(k) Retirement Savings Plan and Deferred Compensation Plan and (ii) distributions received on outstanding time-vesting LTIP Units. Listed in the table below are the dollar values of the amounts reported in this column for 2017.
(5) The Compensation Committee approved a one-time discretionary bonus of $33,165 to Ms. Richards for 2017. This bonus was paid to Ms. Richards in recognition of the fact that she missed one of her individual performance objectives under the Annual Incentive Plan in 2017 due to factors that were outside of her control and that, absent such factors, Ms. Richards likely would have achieved the performance objective in question. No other NEO received a discretionary bonus for 2017.
(6) Ms. Mackie was appointed to the role of Senior Vice President and Chief Accounting Officer on June 1, 2015.

The following table shows the details of all other compensation earned during 2017:

NEO	Company Match in 401(k) and Deferred Compensation Plan ($)	Dividends on Unvested Time-Vesting LTIP Units ($)	Total All Other Compensation ($)
Randy Churchey	12,040	27,138	39,178
Thomas Trubiana	—	13,911	13,911
Edwin B. Brewer, Jr.	8,298	8,003	16,301
Christine Richards	9,000	6,411	15,411
Lindsey Mackie	5,309	886	6,195

Supplemental Compensation Table

To supplement the SEC-required disclosure in the Summary Compensation Table set forth above, we have included the additional table below, which shows “Total Realized Compensation” representing the total compensation realized by each NEO in each of the years shown. Total compensation as calculated under SEC rules and, as shown in the Summary Compensation Table, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by each of the NEOs in a particular year.

NEO	Year	Total Realized Compensation(1)
Randy Churchey	2017	$4,311,121
	2016	$2,023,816
	2015	$1,778,072
Thomas Trubiana	2017	$2,419,515
	2016	$1,154,516
	2015	$1,022,627
Edwin B. Brewer, Jr.	2017	$810,608
	2016	$734,377
	2015	$614,917
Christine Richards	2017	$1,185,243
	2016	$769,057
	2015	$705,161
Lindsey Mackie(2)	2017	$302,969
	2016	$251,323
	2015	$190,804
(1) Amounts reported as Total Realized Compensation differ substantially from the amounts determined under SEC rules as reported in the Total column of the Summary Compensation Table. Total Realized Compensation is not a substitute for the total compensation as shown above in the “Total” column in the Summary Compensation Table. The Supplemental Table does not include all items required to be included as compensation in the Summary Compensation Table. Total Realized Compensation consists solely of (a) the actual salary paid for the indicated year, (b) the annual incentive cash bonus (as reported under the non-equity incentive compensation plan column), and (c) the market value of shares and LTIP units vested during the applicable year on the vesting date. For more information on total compensation as shown above in the “Total” column in the Summary Compensation Table under the SEC rules, see the notes accompanying the Summary Compensation Table and the section “Narrative to Summary Compensation Table and Grants of Plan-Based Awards” below.
(2) Ms. Mackie was appointed to the role of Senior Vice President and Chief Accounting Officer on June 1, 2015.

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to our NEOs in 2017.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Randy Churchey
	3/1/2017	411,250	822,900	1,234,350
1/1/2017	1/1/2017							8,605	363,992
3/1/2017	3/1/2017				15,906	31,812	47,718		1,091,788
Thomas Trubiana
	3/1/2017	212,850	425,700	638,550
1/1/2017	1/1/2017							4,267	180,494
3/1/2017	3/1/2017				7,887	15,775	23,662		541,398
Edwin B. Brewer, Jr.
	3/1/2017	206,250	412,500	618,750
1/1/2017	1/1/2017							3,103	131,257
3/1/2017	3/1/2017				5,735	11,471	17,206		393,685
Christine Richards
	3/1/2017	184,250	368,500	552,750
1/1/2017	1/1/2017							2,069	87,519
3/1/2017	3/1/2017				3,824	7,647	11,471		262,445
Lindsey Mackie
	3/1/2017	65,625	131,250	196,875
1/1/2017	1/1/2017							355	15,017
3/1/2017	3/1/2017				655	1,311	1,966		44,994
(1) The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent the “threshold”, “target” and “maximum” payouts to the NEOs pursuant to EdR’s Annual Incentive Plan. NEOs qualify for the (i) “threshold” amount if EdR meets 80% of its budget for Core FFO and individual NEOs meet 50% of their performance goals; (ii) “target” amount if EdR meets 100% of its budget for Core FFO and individual NEOs meet 100% of their performance goals; and (iii) “maximum” amount if EdR meets 120% of its budget for Core FFO and individual NEOs meet 150% of their performance goals. See “Compensation Discussion & Analysis – Elements of EdR’s Compensation Program – 2017 Annual Incentive Compensation” above.
(2) The amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column represent the “threshold”, “target” and “maximum” LTIP Units granted to the NEOs pursuant to the 2017 LTIP. The vesting of such LTIP Units is based upon the Company’s achievement of six Performance Objectives over a three-year period ending on December 31, 2019. See “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program – 2017 Long-Term Incentive Compensation” above.
(3) The amounts reported in the “All Other Stock Awards: Number of Shares of Stock” column represent the number of time vesting LTIP Units granted to the NEOs pursuant to EdR’s 2017 LTIP. The LTIP Units vest ratably over a period of three years on each anniversary date of the grant date as long as the respective NEO is employed by EdR on such vesting date. See “Compensation Discussion & Analysis – Elements of EdR’s Compensation Program – 2017 Long-Term Incentive Compensation” above.
(4) The amounts reported in the “Grant Date Fair Value of Stock Awards” column show the aggregate grant date fair value, computed in accordance with ASC 718, of the LTIP Units granted pursuant to the 2017 LTIP. Refer to Note 9, “Incentive Plans,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The following discussion should be read in conjunction with (i) the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” as well as the footnotes to such tables and (ii) the disclosure under the caption “Compensation Discussion and Analysis” above.

Employment Agreements

During 2017, the employment of each of our NEOs was governed by an executive employment agreement. We have summarized the material terms of these executive employment agreements under the caption “Compensation Discussion and Analysis – Employment Agreements” above and “Potential Payments Upon Termination or Change in Control” below.

Equity Awards

The equity awards granted to our NEOs during 2017 that appear in the tables above were granted pursuant to the 2017 LTIP, which is described in detail in the Compensation Discussion and Analysis section under the caption “Elements of EdR’s Compensation Program – 2017 Long-Term Incentive Compensation.” LTIP Units granted under the 2017 LTIP were granted pursuant to the Education Realty Trust, Inc. 2011 Omnibus Equity Incentive Plan (the "2011 Plan"). The 2011 Plan was approved by our Board of Directors on February 17, 2011 and by our stockholders on May 4, 2011 and became effective as of January 1, 2011.

On May 10, 2017, EdR's stockholders approved the Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan (the "2017 Plan"). The 2017 Plan replaced the 2011 Plan in its entirety and authorized the grant of 346,111 shares that remained available for grant under the 2011 Plan, as well as 1,000,000 additional shares. In addition, any shares underlying unvested awards under the 2011 Plan will become available for issuance under the 2017 Plan in the event such shares are forfeited for any reason. As of December 31, 2017, the Trust had 1,346,111 shares of its common stock reserved for issuance pursuant to the 2017 Plan. Automatic increases in the number of shares available for issuance are not provided. The 2017 Plan provides for the grant of stock options, restricted stock, restricted stock units (“RSUs”), stock appreciation rights, LTIP Units and other stock-based incentive awards to employees, directors and other key persons providing services to the Trust. The 2017 Plan limits the number of shares and LTIP units subject to awards granted during any calendar year to any non-employee director, together with cash fees paid during the calendar year, to a maximum of $500,000 in total value.

Compensation Mix

As discussed in more detail in the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program” above, in 2017, EdR’s compensation program was comprised of the following three elements: (i) base salary, (ii) annual incentive compensation and (iii) long-term equity incentive compensation. Although it does not allocate a fixed percentage of the NEO compensation packages to each of these elements, the Compensation Committee does seek to achieve an appropriate balance among these elements to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long term.

The table entitled “2017 Compensation Mix” in the “Compensation Discussion and Analysis – Elements of EdR’s Compensation Program” section above illustrates the mix of salary, annual incentive compensation and long-term incentive compensation for our 2017 NEO compensation program.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2017. The equity awards reported as Stock Awards consist of time-vesting and performance-vesting LTIP Units.

		Stock Awards
NEO	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Randy Churchey	1/1/2017	8,605	300,487	—	—
	3/1/2017	—	—	47,718	1,666,313
	1/1/2016	6,213	216,958	—	—
	2/4/2016	—	—	44,569	1,556,349
	2/4/2015	2,804	97,916	—	—
	2/4/2015	—	—	53,400	1,864,728
Thomas Trubiana	1/1/2017	4,267	149,004	—	—
	3/1/2017	—	—	23,662	826,277
	1/1/2016	3,080	107,554	—	—
	2/4/2016	—	—	22,095	771,557
	2/4/2015	1,686	58,875	—	—
	2/4/2015	—	—	32,101	1,120,967
Edwin B. Brewer, Jr.	1/1/2017	3,103	108,357	—	—
	3/1/2017	—	—	17,206	600,834
	1/1/2016	1,540	53,777	—	—
	2/4/2016	—	—	11,048	385,796
	2/4/2015	554	19,346	—	—
	2/4/2015	—	—	10,548	368,336
Christine Richards	1/1/2017	2,069	72,249	—	—
	3/1/2017	—	—	11,471	400,567
	1/1/2016	1,540	53,777	—	—
	2/4/2016	—	—	11,048	385,796
	2/4/2015	554	19,346	—	—
	2/4/2015	—	—	10,548	368,336
Lindsey Mackie(4)	1/1/2017	355	12,397	—	—
	3/1/2017	—	—	1,966	68,653
	1/1/2016	220	7,682	—	—
	2/4/2016	—	—	1,578	55,104
(1) Represents shares of time vesting LTIP Units granted to the respective NEO pursuant to the 2015, 2016 and 2017 LTIPs, which vest ratably over a period of three years on the anniversary dates of the grant date as long as the NEO is employed by EdR on each such vesting date.
(2) Market value reflects the number of LTIP Units multiplied by $34.92 per share, which was the closing price of our common stock on December 31, 2017.
(3) Represents the number of LTIP Units that would be issued to the NEO pursuant to the 2015, 2016 and 2017 LTIPs assuming maximum performance. Shares underlying the LTIP units issued pursuant to the 2015 LTIP vested on February 22, 2018 based on an evaluation of the applicable performance metrics by the Compensation Committee interpolated between Threshold and Target at 67%. Shares underlying the LTIP Units issued pursuant to the 2016 LTIP will vest, if at all, in 2019 upon an evaluation by the Compensation Committee of the applicable performance metrics. LTIP Units issued pursuant to the performance component of the 2017 LTIP will vest, if at all, on January 1, 2020.
(4) Ms. Mackie was appointed to the role of Senior Vice President and Chief Accounting Officer on June 1, 2015. Ms. Mackie had no outstanding equity awards as of December 31, 2015.

2017 Option Exercises and Stock Vested

The following table summarizes the number of shares of our common stock and LTIP Units and the value of those units that vested in 2017 for each of our NEOs.

	Time-Vested Stock Awards		Performance-Vested Stock Awards
NEO	Number of Shares/Units Acquired on Vesting (#)	Value Realized on Vesting ($) (1)	Number of Shares/Units Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Randy Churchey	9,403	397,747	64,980	2,748,654
Thomas Trubiana	5,195	219,749	36,621	1,549,068
Edwin B. Brewer, Jr.	1,724	72,925	—	—
Christine Richards	1,953	82,612	11,718	495,671
Lindsey Mackie(2)	110	4,653	—	—
(1) Based upon EdR’s closing market price on December 31, 2016 of $42.30.

2017 Non-Qualified Deferred Compensation

The following table summarizes the contributions, earnings, withdrawals and aggregate balances with respect to the Deferred Compensation Plan for each of our NEOs in 2017.

NEO	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Randy Churchey	$75,000	$3,040	$33,849	$—	$230,462
Thomas Trubiana	—	—	—	—	—
Edwin B. Brewer, Jr.	—	—	—	—	—
Christine Richards	30,969	—	4,248	—	45,256
Lindsey Mackie	5,011	465	2,124	—	14,329
(1) Amounts shown reflect the portion of the executive’s 2017 cash compensation deferred into our Deferred Compensation Plan.
(2) The amounts reported in this column are reported in the Summary Compensation Table under All Other Compensation.

The Deferred Compensation Plan is intended to provide certain highly compensated employees with a tax deferral opportunity for compensation paid by EdR.

The deferred amounts are not subject to income tax or income tax withholding when earned and deferred, but are fully taxable (and withheld appropriately) when distributed. The Deferred Compensation Plan is also intended to comply with the requirements of Section 409A of the Code.

The Deferred Compensation Plan allows our NEOs to defer a portion of their salary and cash bonuses, including performance based and non-performance based bonuses. However, the value of any incentive stock options, non-qualified stock options or any restricted stock awards granted to our NEOs are not eligible for deferral under the plan. The Deferred Compensation Plan also permits EdR to make discretionary matching contributions and discretionary employer contributions. All contributions by EdR are subject to a vesting schedule, which provides for vesting over a three-year period. Deferrals by participants from their cash compensation are always 100% vested. The election to defer compensation under the Deferred Compensation Plan is in addition to any deferral election made by the participant under our 401(k) plan.

EdR does not provide a guaranteed rate of return on the deferrals to the Deferred Compensation Plan. This plan credits gains and losses based upon “deemed” investments chosen by the participants from a menu of mutual funds, indexes and similar investment alternatives. The investment alternatives offered under the Deferred Compensation Plan are the same investment alternatives offered under our 401(k) plan. The performance of the mutual funds fluctuates with the conditions of the capital markets and the economy generally, and is affected by prevailing interest rates and credit risks.

The Deferred Compensation Plan provides for payment of deferred compensation and earnings thereon. Within certain limits, participants are allowed to make an election as to the timing for the distribution. Participants may elect to receive a distribution at the earlier of (i) a fixed payment date specified by the participant, (ii) following the participant’s separation from service with EdR or (iii) following a “change in control.” Participants may also receive a distribution in the event of a financial hardship under specific circumstances. All distributions are made in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in more detail under the caption “Compensation Discussion and Analysis – Employment Agreements” above, during 2017, the employment of each of our NEOs was governed by an employment agreement. The employment agreements contain certain definitions and provisions that permitted us to terminate the NEO’s employment for or without “cause,” which is generally defined to mean that the NEO had:

•
continually failed to substantially perform, or been grossly negligent in the discharge of his or her duties to EdR (in any case, other than by reason of a disability, physical or mental illness or analogous condition);

•	been convicted of or pled nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element; or

•	materially breached any material EdR policy or agreement with EdR.

In addition, either prior to or after a “change of control” of EdR, each NEO has the right under the employment agreement to resign for “good reason,” which is generally defined to include the following circumstances: (i) the NEO experienced a reduction in the NEO’s title, duties or responsibilities; (ii) the NEO experienced a reduction of 10% or more in the NEO’s annual base salary; (iii) the NEO experienced a reduction of 10% or more in the target amount of the NEO’s annual incentive compensation; or (iv) the NEO’s principal place of employment was relocated to a location more than fifty (50) miles from the NEO’s principal place of employment, except for required travel for EdR’s business to an extent substantially consistent with the NEO’s historical business travel obligations. In general terms, a “change of control” has occurred under the following circumstances: (i) certain changes in the composition of the directors serving on EdR’s Board of Directors; (ii) consummation of a merger or consolidation of EdR in which EdR’s securities represent less than 50% of the combined voting power of the surviving entity after the merger or consolidation; (iii) stockholder approval of a plan of complete liquidation or winding-up of EdR; or (iv) any transaction or series of transactions that the Board of Directors deems to constitute a change of control of EdR.

Each employment agreement provides that, if the respective NEO’s employment is terminated by us without cause or by the NEO for good reason prior to a change of control, then the NEO would be entitled to receive all (i) accrued but unpaid salary, bonus and vacation through the termination date and (ii) approved, but unreimbursed, business expenses, provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the executive’s termination date. In addition, the respective NEO would be entitled to the following:

•
with respect to Mr. Churchey, (i) a separation payment equal to the sum of three times (3x) Mr. Churchey’s (A) then current base salary and (B) average bonus for the previous two years, with such separation payment being payable over a period of thirty-six months and (ii) premiums for COBRA continuation coverage for Mr. Churchey and his eligible dependents for a period of up to 18 months; and

•
with respect to Mr. Trubiana, Mr. Brewer, Ms. Richards and Ms. Mackie, (i) a separation payment equal to 12 months of such executive’s then current base salary, to be paid over a period of 12 months from the termination and (ii) a transition lump sum severance payment of $10,000.

Each employment agreement further provides that, if the NEO’s employment is terminated by us without “cause” or by the executive for “good reason” within 12 months after a change of control, then the NEO would be entitled to receive all (i) accrued but unpaid salary and bonus through the termination date and (ii) approved, but unreimbursed, business expenses provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the executive’s termination date. In addition, the respective NEO would be entitled to the following:

•
with respect to Mr. Churchey, (i) a separation payment equal to two point ninety-nine times (2.99x) the sum of (A) Mr. Churchey’s then current base salary, and (B) his average bonus for the previous two years, to be paid on the sixtieth day following the termination date and (ii) premiums for COBRA continuation coverage for the executive and eligible dependents for a period of up to 18 months;

•
with respect to Mr. Trubiana, (i) a separation payment equal to two point ninety-nine times (2.99x) the sum of (A) Mr. Trubiana’s then current base salary, and (B) his average bonus for the previous two years and (ii) a transition lump sum severance payment of $10,000;

•
with respect to Mr. Brewer and Ms. Richards, (i) a separation payment equal to two times (2x) the sum of (A) each of their then current base salary and (B) his or her average bonus for the two years prior to the change of control and (ii) a transition lump sum severance payment of $10,000; and

•
with respect to Ms. Mackie, (i) a separation payment equal to the sum of (A) her then current base salary and (B) a payment equal to her average bonus for the preceding two annual bonus periods completed prior to the change of control and (ii) a transition lump sum severance payment of $10,000.

In the event that a NEO’s employment is terminated by death or disability, pursuant to the employment agreements, EdR would pay the NEO or the beneficiaries of such NEO’s estate the following: (i) with respect to Mr. Churchey, all his premiums for COBRA continuation coverage and his eligible dependents for a period of up to 18 months and (ii) with respect to Mr. Trubiana, Mr. Brewer, Ms. Richards and Ms. Mackie, a transition lump sum severance payment of $10,000. In addition, each NEO will receive all (i) accrued but unpaid salary; (ii) accrued but unpaid bonuses prorated to the date of the NEO’s death or disability; and (iii) approved, but unreimbursed, business expenses, provided that a request for reimbursement is submitted in accordance with EdR’s policies and within five business days of the NEO’s termination date.

Pursuant to the terms of the relevant LTIP and award agreements, in the event an NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason,” or if a change of control occurs, then all unvested time-based awards will become fully vested. A voluntary retirement that is not a result of a Disability will be considered to be a termination of employment by the Participant without good reason, unless treated otherwise in the discretion of the Committee.  A Participant who provides a year’s notice before retiring may receive a prorated credit for time-vested LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Committee.

Pursuant to the terms of the relevant LTIP and award agreements or each NEO's employment agreement, if an NEO’s employment is terminated prior to the end of the performance period for any performance-based equity award, the award is forfeited and no payments will be made except as follows:

•
if employment is terminated in connection with death or disability, the Compensation Committee will determine the number of shares that are eligible to vest based on the Company’s performance at the time of termination and multiply the number of eligible shares by 0.3333 (if the event occurs in the first year of the performance period), 0.6667 (if the event occurs in the second year of the performance period) or 1.0 (if the event occurs in the third year of the performance period), or

•
if a change of control has occurred, each NEO’s outstanding and unvested equity-based awards, including performance-based awards granted under the LTIP, will vest and become immediately exercisable and unrestricted, regardless of whether the applicable three-year performance period has ended.

In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•	The date of termination is December 31, 2017;

•	NEOs are entitled to the termination benefits provided for in their respective employment agreements;

•	The annual base salary at the time of termination is equal to the annual base salaries effective as of December 31, 2017;

•	Four weeks of vacation are unused, accrued and unpaid;

•	There is no earned but unpaid bonus for the prior year;

•	There is no earned and accrued but unpaid salary;

•	There is no unpaid reimbursement for expenses incurred prior to the date of termination;

•	The value of the 2015, 2016 and 2017 LTIPs are based upon EdR’s closing market price at December 31, 2017 of $34.92;

•
All unvested LTIP Units as of December 31, 2017 are considered eligible to vest (assuming achievement of “target” performance), and the 2017 multiplier of 0.3333 (for LTIP Units under the 2017 LTIP) and 0.6667

(for LTIP Units under the 2016 LTIP) is used to determine the number of vested shares if employment is terminated in connection with death or disability prior to a change in control; and

•	Our cost for continued medical, prescription and dental benefits is constant over the benefit period.

			Before Change in Control	After Change in Control
NEO	Benefit	Change in Control (1)	Termination without Cause or for Good Reason		Voluntary Termination	Death	Disability
Randy Churchey	Separation Payment	$—	$4,508,394	$4,493,366	$—	$—	$—
	Lump Sum Severance	—	—	—	—	—	—
	Health Care Benefits Continuation	—	21,362	21,362	—	21,362	21,362
	Vacation	—	48,692	—	—	—	—
	Vesting of Stock Awards	5,702,727	615,360	5,702,727	—	4,073,069	4,073,069
Thomas Trubiana	Separation Payment	—	387,000	2,466,448	—	—	—
	Lump Sum Severance	—	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—	—
	Vacation	—	29,769	—	—	—	—
	Vesting of Stock Awards	3,034,234	315,432	3,034,234	—	2,226,197	2,226,197
Edwin B. Brewer, Jr.	Separation Payment	—	375,000	1,562,914	—	—	—
	Lump Sum Severance	—	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—	—
	Vacation	—	28,846	—	—	—	—
	Vesting of Stock Awards	1,536,445	181,479	1,536,445	—	1,007,291	1,007,291
Christine Richards	Separation Payment	—	335,000	1,302,800	—	—	—
	Lump Sum Severance	—	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—	—
	Vacation	—	25,769	—	—	—	—
	Vesting of Stock Awards	1,300,072	145,372	1,300,072	—	904,428	904,428
Lindsey Mackie	Separation Payment	—	175,000	293,146	—	—	—
	Lump Sum Severance	—	10,000	10,000	—	10,000	10,000
	Health Care Benefits Continuation	—	—	—	—	—	—
	Vacation	—	13,462	—	—	—	—
	Vesting of Stock Awards	143,835	20,079	143,835	—	42,963	42,963
(1) The amount reported in this column reflects that all stock awards vest at maximum upon a change in control even without termination without Cause or for Good Reason.

2017 DIRECTOR COMPENSATION

For fiscal year 2017, each non-employee member of the Board of Directors was paid a $48,000 annual retainer fee. In addition, members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Oversight Committee received an annual cash retainer of $17,000, $7,000, $7,000, and $7,000, respectively. Each of the Chairmen of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Oversight Committee received an annual cash retainer of $17,500, $10,000, $10,000 and $10,000, respectively. The lead independent director was paid an annual cash retainer of $15,000. The Compensation Committee also granted shares of common stock with a value of $80,000 to each non-employee director for 2017. Messrs. Arabia and Weakley each received an additional $10,000 during 2017 for service on a limited purpose sub-committee of the board. Mr. Churchey did not receive any additional compensation for his service as a director or as Chairman of the Board of Directors. Mr. Trubiana did not receive any additional compensation for his service as a director.

The following table sets forth the total compensation received by each of our non-employee directors during 2017:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
John V. Arabia	$82,000	$80,000	$162,000
William J. Cahill	72,000	80,000	152,000
Kimberly Schaefer	79,000	80,000	159,000
Howard A. Silver	101,500	80,000	181,500
John T. Thomas	60,250	80,000	140,250
Wendell W. Weakley	106,500	80,000	186,500

(1) This column represents annual director, committee, chairman and lead independent director retainer fees.
(2) This column represents the ASC 718 grant date fair market value for stock awards made in 2017. On May 10, 2017, each non-employee director received 2,109 shares of common stock pursuant to the Omnibus Equity Incentive Plan.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of EdR’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of EdR’s independent registered public accounting firm. Each of the members of the Audit Committee qualifies as an “independent” director in accordance with NYSE listing standards, SEC rules and our Corporate Governance Guidelines.

In overseeing the preparation of EdR’s financial statements, the Audit Committee met with both management and Deloitte & Touche LLP, EdR’s independent registered public accounting firm, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Deloitte & Touche LLP.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of EdR’s independent auditor. The Audit Committee regularly meets in separate, private executive sessions with certain members of senior management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such services, by Deloitte & Touche LLP are compatible with Deloitte & Touche LLP maintaining its independence from EdR.

Based upon the review and discussions referred to above, the Audit Committee recommended to EdR’s Board of Directors that EdR’s audited financial statements be included in EdR’s Annual Report for the fiscal year ended December 31, 2017. The Audit Committee has selected and the Board of Directors has approved the appointment of Deloitte & Touche LLP as EdR’s independent auditor.

Submitted by the Audit Committee
of the Board of Directors:

Wendell W. Weakley (Chairman)
Kimberly K. Schaefer
Howard A. Silver

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Deloitte & Touche LLP to serve as EdR’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The appointment of this firm was recommended to the Board of Directors by the Audit Committee, and the Board of Directors has further decided that management should submit the appointment of Deloitte & Touche LLP to the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited EdR’s financial statements since its inception in 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed by Deloitte & Touche LLP for the two most recent fiscal years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees (1)	$1,119,550	$1,294,500
Audit-Related Fees (2)	126,000	105,000
Tax Fees (3)	129,845	65,853
Total Fees	$1,375,395	$1,465,353

(1) Fees for audit services billed in fiscal 2017 and 2016 included the following: (i) audits of our annual financial statements and the effectiveness of EdR’s internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings; (ii) reviews of unaudited quarterly financial statements; and (iii) services related to the issuance of comfort letters, consents and other services related to SEC matters.
(2) Fees billed related to financial accounting and reporting consultations.
(3) Fees billed for tax compliance services and tax planning.

The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee is not bound by a vote either for or against Proposal 2. The Audit Committee will consider a stockholder vote against the appointment of Deloitte & Touche LLP in selecting our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of EdR and its stockholders.

The Board of Directors recommends a vote “FOR” Proposal 2.

Pre-Approval Policies and Procedures

Pursuant to its Charter, the Audit Committee reviews and pre-approves audit and non-audit services performed by EdR’s independent registered public accounting firm as well as the fees charged for such services. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm. The Audit Committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Audit Committee at its next scheduled meeting. For fiscal years 2017 and 2016, all of the audit and non-audit services provided by EdR’s independent registered public accounting firm were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory non-binding basis, the compensation of our NEOs as set forth in this Proxy Statement. Specifically, this Proposal 3, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any particular form of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. A more detailed discussion regarding the compensation of our NEOs is provided under the captions “Compensation Discussion and Analysis” and “Executive Compensation” above. It is expected that the next Say-on-Pay vote will occur at the 2019 Annual Meeting.

Our compensation program is designed to (i) attract, motivate, and retain our NEOs, each of whom is critical to our success, through competitive pay practices, (ii) link a significant portion of the compensation of our NEOs to the achievement of EdR’s business plan and (iii) promote a pay-for-performance system that encourages and rewards successful execution of corporate initiatives. To ensure that the Company’s executive compensation program was structured accordingly, the Compensation Committee engages FPL on an annual basis as its independent compensation consultant to assist the committee in studying the Company’s executive compensation structure as well as those of the Company’s peer companies. To analyze the competitiveness of the Company’s executive compensation program, the Compensation Committee utilizes the analysis prepared by FPL, which compares compensation payable to EdR’s NEOs, individually and in the aggregate, to comparable positions within peer groups of public real estate companies.

To achieve the compensation goals described above, the Compensation Committee implemented the following changes when setting the 2017 compensation packages:

•	increased base salaries for each NEO; and

•
adopted the 2017 LTIP, which consists of a combination of time-vested LTIP Units (25%) and performance-vested awards (75%). The performance-vested awards are also LTIP Units that will vest based on EdR’s achievement of certain performance objectives, which are to be evaluated at the end of the three-year performance period.

As described in more detail under “Compensation Discussion and Analysis,” the performance period for the 2014 LTIP ended on December 31, 2016. Under the 2014 LTIP, EdR achieved TSR at the 88th percentile of the average TSR of the peer group, which equated to a 150% payout under one-half of the performance award. The remaining 50% of the performance award was also paid out at 150% as EdR met the performance criteria with regards to EdR's TSR compared to the NAREIT Equity Index over the three year performance period. Total payout under the performance component of the 2014 LTIP was at 150%.

The performance period for the 2015 LTIP ended on December 31, 2017 at a cumulative achievement of 67%. Achievement by performance objective is as follows:

Performance Objective	Weighted Percent of Total	Achievement	Achievement Calculator
New development deliveries and aggregate operating performance	20%	102%	20%
Total asset growth	20%	137%	28%
Annual FFO per share/unit target	20%	69%	14%
The Company's TSR compared to American Campus Communities (NYSE: ACC)	10%	54%	5%
The Company's TSR compared to the NAREIT Index	10%	—%	—%
The absolute TSR of the Company	20%	—%	—%

During the period between January 1, 2010, when Mr. Churchey took over as the Company’s Chief Executive Officer, through the year ended December 31, 2017, the Company’s TSR was 222% as compared to a TSR of 98% for American Campus Communities, a TSR of 157% for the NAREIT Equity Index and a TSR of 184% for the S&P 500.

For these reasons and others, the Board of Directors believes the Company’s executive compensation program is meeting the objectives of the program.

We are asking our stockholders to indicate their support for the compensation of our NEOs as set forth in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of EdR approve, on an advisory basis, the compensation of EdR’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion, as set forth in this Proxy Statement.”

The vote for this Proposal 3 is advisory and is therefore not binding upon the Compensation Committee, our Board of Directors or EdR. Our Compensation Committee and our Board of Directors value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will carefully consider our stockholders’ concerns, and the Compensation Committee and our Board of Directors will evaluate whether any actions are necessary to address such concerns.

The Board of Directors Recommends A Vote “FOR” Proposal 3.

OTHER MATTERS

Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.

By Order of the Board of Directors,

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, March 9, 2018, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on March 9, 2018, EdR had 75,783,889 shares of common stock outstanding.

Stockholder of Record: Shares Registered in Your Name. If, on March 9, 2018, your shares were registered directly in your name with EdR’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, on March 9, 2018, your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

How do I vote?

For Proposal 1 (election of directors), you may either vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for all of the nominees or for any nominee that you specify. For Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) and Proposal 3 (advisory (non-binding) vote on executive compensation), you may vote “FOR” or “AGAINST” such proposals or “ABSTAIN” from voting. The procedures for voting are set forth below.

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet or by telephone.

In addition, you may request a proxy card from us as instructed in the Notice of Internet Availability of Proxy Materials and indicate your vote by completing, signing and dating the card where indicated and mailing the card in the postage paid envelope provided. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

•	To vote in person, attend the Annual Meeting, and we will provide you with a ballot when you arrive.

•	To give your proxy authorization over the Internet or by telephone, follow the instructions for accessing our proxy materials provided in the Notice of Internet Availability of Proxy Materials.

•
To vote using a proxy card, request a proxy card from us as instructed in the Notice of Internet Availability of Proxy Materials. You should complete, sign and date the proxy card and return it promptly in the postage paid envelope provided. If your signed proxy card is received by the close of business on May 8, 2018, then your shares will be voted as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice of Internet Availability of Proxy Materials from that organization rather than from EdR. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, follow the instructions from your broker, bank or other agent included with the Notice of Internet Availability of Proxy Materials or contact your broker, bank or other agent to request a proxy card.

We provide Internet proxy authorization on-line with procedures designed to ensure the authenticity and correctness of your proxy authorization instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What are my voting rights?

For each proposal to be voted upon, you have one vote for each share of EdR common stock that you own as of the close of business on March 9, 2018. No dissenters' rights are provided under the Maryland General Corporation Law, our charter or our Bylaws with respect to any of the proposals described in this Proxy Statement.

What if I request and return a proxy card but do not make specific choices?

If you request a proxy card and return the card signed and dated without marking any voting selections, your shares will be voted “FOR” the election of all seven nominees for director; “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and “FOR” the approval of the compensation of our NEOs. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.

Can I change my vote after I return my proxy card?

Yes. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card bearing a later date, which must be received by the close of business on May 8, 2018;

•
You may send a written notice that you are revoking your proxy, which must be received by the close of business on May 8, 2018, to 999 South Shady Grove Road, Suite 600, Memphis, Tennessee 38120, Attention: Corporate Secretary; or

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You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. As of the close of business on March 9, 2018, the record date, there were 75,783,889 shares outstanding and entitled to vote. Thus, 37,891,945 shares must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes as described below, will also be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes for Proposal 1 (election of directors) and (ii) “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) and Proposal 3 (advisory (non-binding) vote on executive compensation).

If your shares are held by your broker, bank or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to “non-routine” proposals but may vote their clients’ shares on “routine” proposals. Under applicable rules of the NYSE, Proposal 1 (election of directors) and Proposal 3 (advisory (non-binding) vote on executive compensation) are non-routine proposals. Conversely, Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) is a routine proposal. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

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For Proposal 1 (election of directors), the vote of a majority of all of the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. Therefore, the seven nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

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For Proposal 2 (ratification of the appointment of Deloitte & Touche LLP), the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

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For Proposal 3 (advisory (non-binding) vote on executive compensation), the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the approval of Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K that will be filed with the SEC within four business days after the conclusion of the Annual Meeting.

ADDITIONAL INFORMATION

How and when may I submit a stockholder proposal for EdR’s 2019 Annual Meeting of Stockholders?

Our annual meetings of stockholders are generally held in May of each year. We will consider for inclusion in our proxy materials for the 2019 Annual Meeting of Stockholders proposals that are received no later than November 26, 2018 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and our Bylaws. Stockholders must submit their proposals to Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article

II, Section 11 of our Amended and Restated Bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. These notice provisions require that nominations of persons for election to the Board of Directors and proposals of business to be considered by the stockholders for the 2019 Annual Meeting of Stockholders must be made in writing and submitted to our Corporate Secretary at the address above no earlier than October 27, 2018 and no later than November 26, 2018. A more detailed discussion regarding the submission of proposals for the 2019 Annual Meeting of Stockholders is provided under “Corporate Governance – Nominations by Stockholders” below.

How can I obtain EdR’s Annual Report?

Our Annual Report for the fiscal year ended December 31, 2017, as filed with the SEC, can be accessed, along with this Proxy Statement, by following the instructions contained in our Notice of Internet Availability of Proxy Materials and is also available on the Investor Relations page of our corporate website at www.edrtrust.com under the caption “Financial Information.” If you wish to receive a copy of our Annual Report for the fiscal year ended December 31, 2017, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. Requests should be sent to Education Realty Trust, Inc., 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary. A copy of our Annual Report has also been filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov.

The Annual Report for the fiscal year ended December 31, 2017 is not, and shall not be, deemed to be a part of our proxy materials.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the costs of mailing the Notice of Internet Availability of Proxy Materials, posting our proxy materials on an Internet website and mailing any requested paper or electronic copies of our proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?

The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials and the Annual Report, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

EdR and some brokers, banks or other agents may be householding our proxy materials, including the Notice of Internet Availability of Proxy Materials and the Annual Report. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Upon written or oral request, EdR will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, you may send a written request to EdR at the address listed under “Whom should I contact if I have any questions?” below. Requests must be received by April 19, 2018 for materials to be received prior to the Annual Meeting. In addition, if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and, if applicable, Annual Report and other proxy materials, you can request householding by contacting our Corporate Secretary in the same manner.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting, this Proxy Statement, our proxy materials or your ownership of EdR common stock, please contact our Corporate Secretary by calling (901) 259-2500, or by mail to 999 South Shady Grove Road, Suite 600, Memphis, TN 38120, Attention: Corporate Secretary.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/08/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/08/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 John V. Arabia
02 Randall L. Churchey
03 Kimberly K. Schaefer
04 Howard A. Silver
05 John T. Thomas
06 Thomas Trubiana
07 Wendell W. Weakley

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.

0000353241_1 R1.0.1.17

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Randall L. Churchey and Edwin B. Brewer, Jr., or either of them, with full power of substitution, as proxy to represent and vote all shares of common stock, $0.01 par value per share, of Education Realty Trust, Inc. held of record by the undersigned as of the close of business March 9, 2018 at the Annual Meeting of Stockholders to be held on May 9, 2018 or any adjournment or postponement thereof, as designated on the reverse side hereof in their discretion as to other matter.

The shares represented by this Proxy will be voted as directed by the undersigned. **If no direction is given when the duly executed Proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.**

Please mark, sign and date this proxy card and return it promptly in the enclosed postage paid envelope so that your shares may be represented at the Annual Meeting.

0000353241_2 R1.0.1.17

Continued and to be signed on reverse side